Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-223257

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)
2.700% Senior Notes due 2030	$400,000,000	99.233%	$396,932,000	$51,522

(1)	Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2018, as amended by Post-Effective Amendment No. 1 filed with Commission on March 14, 2019 (File No. 333-223257).

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 27, 2018)

Lexington Realty Trust

$400,000,000

2.700% Senior Notes due 2030

We are offering $400.0 million aggregate principal amount of senior notes due 2030, which we refer to as the notes.

The notes will bear interest at the rate of 2.700% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2021. The notes will mature on September 15, 2030. We may redeem some or all of the notes at any time prior to maturity at the applicable redemption price described under the caption “Description of Notes — Redemption rights.”

The notes will be Lexington Realty Trust’s general unsecured and unsubordinated obligations and will rank equally in right of payment with all of Lexington Realty Trust’s existing and future unsecured and unsubordinated indebtedness; be effectively subordinated in right of payment to all of Lexington Realty Trust’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and be structurally subordinated to all existing and future liabilities and other indebtedness, whether secured or unsecured, and preferred stock of Lexington Realty Trust’s subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.233%	$396,932,000
Underwriting discount	0.650%	$ 2,600,000
Proceeds, before expenses, to Lexington Realty Trust	98.583%	$394,332,000

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from August 28, 2020 and must be paid by the purchasers if the notes are delivered after August 28, 2020.

We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The notes are a new issue of securities and there is currently no established trading market for the notes.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about August 28, 2020.

Joint Book-Running Managers
Wells Fargo Securities		J.P. Morgan

BofA Securities	Jefferies	KeyBanc Capital Markets
Regions Securities LLC	TD Securities	US Bancorp

Senior Co-Managers
Mizuho Securities	Stifel	Truist Securities

Co-Managers
FHN Financial Securities Corp.		Ramirez & Co., Inc.

The date of this prospectus supplement is August 14, 2020.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or can provide assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If any information contained in this prospectus supplement is inconsistent with any information contained in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such inconsistent information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information in this prospectus supplement under the caption “Where You Can Find More Information.”

All references to the “Company,” “we,” “our” and “us” in this prospectus supplement mean Lexington Realty Trust and its consolidated subsidiaries, except as otherwise provided or where it is made clear that the term means only Lexington Realty Trust. When we use the term “LXP” in this prospectus supplement, we are referring to Lexington Realty Trust by itself and not including any of its subsidiaries. References to “common shares” or similar references refer to shares of beneficial interest classified as common stock, par value $0.0001 per share, of LXP. The term “you” refers to a prospective investor.

S-1

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expected future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result,” or the negative of these words or other similar words or terms. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in our industry and changes in the real estate market particularly, either nationally or regionally, and the potential adverse impact on us or our tenants from the novel coronavirus (COVID-19);
•	changes in economic conditions generally and the real estate market specifically;
•	adverse developments with respect to our tenants;
•	impairments in the value of our real estate investments;
•	failure to consummate the transactions described in this prospectus supplement or the failure of any transactions to perform to our expectations;
•	legislative/regulatory/accounting changes, including changes to laws governing the taxation of real estate investment trusts, or REITs;
•	any material legal proceedings;
•	availability of debt and equity capital;
•	increases in real estate construction costs;
•	competition;
•	changes in interest rates;
•	supply and demand for properties in our current and proposed market areas;
•	changes in the payment of dividends;
•	a downgrade in our credit ratings; and
•	the other factors described and referenced under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the accompanying prospectus and our other reports filed with the Securities and Exchange Commission from time to time.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus supplement.

S-2

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. Before making a decision to invest in the notes, you should read carefully this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Where You Can Find More Information” beginning on page S-41 of this prospectus supplement, especially the risk factors set forth in (i) our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission, or the Commission, on February 20, 2020, which we refer to as our Annual Report, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 7, 2020, which we refer to as our First Quarter Report, (iii) the information under the caption “Risk Factors” on page S-7 of this prospectus supplement and (iv) the information in any documents subsequently filed with the Commission that are incorporated by reference herein as provided in “Where You Can Find More Information” for a discussion of factors you should consider carefully before making an investment decision to purchase the notes.

The Company

We are a Maryland real estate investment trust, qualified as a real estate investment trust (“REIT”) for federal income tax purposes, that owns a portfolio of equity investments in single-tenant commercial properties, with a focus on industrial properties. A majority of these properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

As of June 30, 2020, we had ownership interests in approximately 140 consolidated real estate properties, located in 29 states and containing an aggregate of approximately 56.6 million square feet of space, approximately 97.3% of which was leased. In 2019, 2018 and 2017, no tenant/guarantor represented greater than 10% of our annual base rental revenue.

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to qualify as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our next taxable income that is currently distributed to our shareholders. We conduct certain taxable activities through our taxable REIT subsidiary, Lexington Realty Advisors, Inc.

Our principal executive offices for LXP are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015 and our telephone number is (212) 692-7200.

We maintain a website at www.lxp.com, which contains information about our subsidiaries and us. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information included or referred to in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Tender Offer

On August 14, 2020, we commenced a cash tender offer (the “Tender Offer”) to purchase up to the maximum combined aggregate principal amount of $300 million of our 4.25% Senior Notes due 2023 (the “2023 Notes”) and our 4.40% Senior Notes due 2024 (the “2024 Notes”, and together with the 2023 Notes, the “Existing Notes”) at a purchase price in cash of (i) $1071.25, which includes an early tender premium of $30.00, per $1000 of principal amount of 2023 Notes and (ii) $1093.75, which includes an early tender premium of $30.00, per $1000 of principal amount of 2024 Notes. The aggregate outstanding principal amount of the Existing Notes is $500 million. The Tender Offer is being made on the terms and subject to the conditions set forth in an offer to purchase dated August 14, 2020. The Tender Offer will expire at 12:00 midnight, New York City time at the end of the day on September 11, 2020, unless extended or terminated earlier by us, and is subject to certain conditions, including the completion of this offering; however, the closing of this offering is not conditioned on the consummation of the Tender Offer. This offering memorandum is not an offer to purchase or solicitation of an offer to call any of the Existing Notes. The proceeds of this offering will be used to fund the Tender Offer and repurchase Existing Notes. See “Use of Proceeds.”

S-3

COVID-19 Impact

On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19. As federal, state and local governments begin to ease restrictions, our management continues to monitor events and is taking steps to mitigate the potential impact and risks to us.

We have received, and expect to continue to receive, limited rent relief requests from our tenants. However, we do not believe that these rent relief requests will have a material impact to our rental revenues. During the six months ended June 30, 2020, we granted rent relief of $0.1 million in exchange for a two-year lease extension to one tenant. In addition, during the six months ended June 30, 2020, we wrote off or reserved an aggregate of $1.4 million of deferred rent receivables as we determined that the future collection of the full contractual lease payments is no longer probable. A limited number of other tenants, particularly retail tenants and those with businesses tied to the aviation industry, continue to be impacted by COVID-19 and related government restrictions and social distancing requirements.

With respect to our consolidated Cash Base Rent1 collections, specific to the second quarter, we received 99.9% of April rents, 99.1% of May rents, and 99.6% of June rents. Additionally, as of August 12, 2020, we have received 99.7% of July rents. Historical rent collection should not be considered an indication of expected future rent collections. We continue to believe that the impacts of COVID-19 on our portfolio are mitigated due to our focus on warehouse and distribution industrial properties and the diversity of our tenant base, both geographically and by industry exposure.

We believe acquisition and disposition activity levels are beginning to increase from the reduced levels we experienced in April 2020. However, we believe that there continues to be limited financing opportunities for potential purchasers of our properties.

We remain unable to estimate the long-term impacts COVID-19 will have on our financial condition.

THE OFFERING

Issuer of notes	Lexington Realty Trust
Amount offered	Up to $400,000,000 aggregate principal amount.
Ranking of notes	The notes will be LXP’s general unsecured and unsubordinated obligations and will:
• rank equally in right of payment with all of LXP’s existing and future unsecured and unsubordinated indebtedness;
• be effectively subordinated in right of payment to all of LXP’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and
• be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, and preferred stock of our subsidiaries.

1 Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income.

S-4

As of June 30, 2020, LXP had no secured indebtedness and $969.1 million of unsecured and unsubordinated indebtedness outstanding, and its subsidiaries had approximately $377.1 million of secured indebtedness outstanding and no unsecured indebtedness.
Interest	The notes will bear interest at a rate of 2.700% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021.
Maturity	The notes will mature on September 15, 2030 unless previously redeemed by LXP at its option prior to such date.
Denominations	$2,000 and integral multiples of $1,000 in excess thereof.
LXP's redemption rights	LXP may redeem the notes at its option and in its sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified herein. If the notes are redeemed on or after June 15, 2030, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes-LXP’s redemption rights.”
Sinking fund	None.
Certain covenants	The indenture governing the notes contains certain covenants that, among other things, limit LXP’s ability to:
• consummate a merger, consolidation or sale of all or substantially all of its assets; and
• incur secured and unsecured indebtedness.
These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”
Use of Proceeds	We expect to receive net proceeds from this offering of approximately $393.3 million, after estimated expenses and underwriters’ discounts. We intend to use the net proceeds from the sale of the notes to repurchase outstanding Existing Notes validly tendered and not withdrawn pursuant to the Tender Offer, with the remaining proceeds to be used to pay down amounts outstanding under our revolving credit facility and for other general corporate purposes, including acquisitions we may identify in the future.
Conflicts of Interests	As described above under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to repurchase outstanding Existing Notes. Because certain of the underwriters and/or their affiliates may hold a position in the Existing Notes, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting (Conflicts of Interest) —Conflicts of Interest.”
No prior market	The notes are a new issue of securities with no established trading market. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated
S-5

to do so, and may discontinue any market-making at any time without notice. LXP does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Book-entry form	The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances. Investors may elect to hold interests in the global notes through the facilities of any of DTC, Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V.
Additional notes	LXP may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue date, the issue price, the date from which interest accrues on such notes, and, if applicable, the first interest payment date, with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.
Risk factors	See “Risk Factors” included in this prospectus supplement and in our Annual Report and First Quarter Report, as updated by subsequent filings under the Exchange Act, as well as other information included or incorporated by reference in this prospectus supplement, for a discussion of factors you should carefully consider before deciding to invest in the notes.
Trustee and paying agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the notes.
Governing law	The indenture is, and the notes will be, governed by the laws of the State of New York.
S-6

RISK FACTORS

In considering whether to invest in the notes, you should carefully consider all of the information that we have incorporated by reference into this prospectus supplement. In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our Annual Report and our First Quarter Report, as well as the factors listed in “Cautionary Statements Concerning Forward-Looking Information” in this prospectus supplement before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant terms of the notes or financial matters.

Risks related to this offering and the notes

Our substantial indebtedness could adversely affect our financial condition and our ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.

We have a substantial amount of debt. As of June 30, 2020, our total consolidated indebtedness was approximately $1.35 billion, consisting of secured indebtedness of $377.1 million of mortgages and notes payable, and aggregate unsecured indebtedness of $969.1 million consisting of $40 million outstanding on our revolving credit facility, $300 million of term loans, $250 million of the 2023 Notes; $250 million of the 2024 Notes and $129.1 million of Trust Preferred Securities. In addition, as of June 30, 2020, $560 million was available for us to borrow under our principal credit agreement, subject to covenant compliance.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and other indebtedness;
•	increase our vulnerability to adverse economic and industry conditions;
•	require us to dedicate a substantial portion of our cash flow from operations to the payment of interest on and principal of our indebtedness, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;
•	limit our ability to borrow money or sell stock to fund our build-to-suit projects, working capital, capital expenditures, general corporate purposes or acquisitions;
•	restrict us from making strategic acquisitions or exploiting business opportunities;
•	place us at a disadvantage compared to competitors that have less debt; and
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Covenants in certain of the agreements governing our indebtedness could adversely affect our financial condition, investment activities and/or operating activities.

Our unsecured revolving credit facility, unsecured term loan and indentures governing the Existing Notes contain, and the agreements that may govern any future indebtedness that we may incur may contain, certain cross-default and cross-acceleration provisions as well as customary restrictions, requirements and other limitations on our ability to incur indebtedness and consummate mergers, consolidations or sales of all or substantially all of our assets. Our ability to borrow under our unsecured revolving credit facility is also subject to compliance with certain other covenants. In addition, failure to comply with our covenants could cause a default under the applicable debt instrument and we may then be required to repay such debt with capital from other sources. Under those circumstances, other sources of capital may not be available to us or be available only on unattractive terms. Additionally, our ability to satisfy current or prospective lenders' insurance requirements may be adversely affected if lenders generally insist upon greater insurance coverage than is available to us in the marketplace or on commercially reasonable terms.

We rely on debt financing, including borrowings under our unsecured revolving credit facility, unsecured term loan, debt securities, and debt secured by individual properties, for working capital, including to finance our investment activities. If we are unable to obtain financing from these or other sources, or to refinance existing indebtedness upon maturity, our financial condition and results of operations could be adversely affected.

S-7

The documents governing our non-recourse indebtedness contain restrictions on the operations of our property owner subsidiaries and their properties. Certain activities, like leasing and alterations, may be subject to the consent of the applicable lender. In addition, certain lenders engage third-party loan servicers that may not be as responsive as we would be or as the leasing market requires.

The effective subordination of the notes may reduce amounts available for payment of the notes.

The notes are unsecured and are not guaranteed by any of our subsidiaries. The holders of any secured debt of LXP may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. The holders of any secured debt of LXP also would have priority over unsecured creditors in the event of their bankruptcy, liquidation or similar proceeding. As of June 30, 2020, LXP had no secured indebtedness and $969.1 million of unsecured and unsubordinated indebtedness outstanding.

None of our subsidiaries will initially guarantee the notes.

The notes will not initially be guaranteed by any of our subsidiaries, including LCIF. We do not anticipate that LCIF or any of our subsidiaries will ever guarantee the notes, and if they do guarantee the notes in the future, such guarantees may be automatically released. The indenture that will govern the notes will only require certain of our domestic subsidiaries to guarantee the notes if, and for so long as, such subsidiary guarantees our obligations under our principal credit agreement. See “Description of the Notes—Guarantee.” We do not expect that such subsidiaries will guarantee our obligations under our principal credit agreement, which would trigger the requirement to guarantee the notes. Therefore, it is likely that such subsidiaries will never guarantee the notes. In addition, neither LCIF nor any of our other subsidiaries will be subject to the covenants set forth in the indenture governing the notes.

LXP’s subsidiaries are not guarantors of the notes and assets of subsidiaries may not be available to make payments on the notes.

At original issuance, none of LXP’s subsidiaries are guarantors of the notes. In the future, existing or future subsidiaries of LXP will only provide guarantees of the notes if they are borrowers or guarantors under our then principal credit agreement. Accordingly, LXP’s existing and future subsidiaries that do not guarantee the obligations under our principal credit agreement will similarly not be guarantors of the notes. Payments on the notes are only required to be made by LXP. As a result, no payments are required to be made from assets of LXP’s subsidiaries unless those assets are transferred, by dividend or otherwise, to LXP.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of subsidiary debt, including trade creditors, will generally be entitled to payment of their claims from the assets of subsidiaries before any assets are made available for distribution to LXP.

All of our assets are held through our operating partnership and our other subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of distributions or otherwise.

As of June 30, 2020, LXP and its subsidiaries had approximately $3.6 billion of unencumbered assets, which consisted of undepreciated real estate.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including our ability to make payments on and refinance the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate sufficient cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs.

Additionally, if we incur additional indebtedness in connection with future acquisitions or build-to-suit projects or for any other purpose, our debt service obligations could increase.

S-8

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and
•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including an inability to pay the principal of or interest on the notes.

Although the agreements governing our unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including the possible inability to pay the principal of or interest on the notes.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained or be public. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice.

Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The agreements that govern our current indebtedness contain restrictive covenants that limit our operating flexibility.

The indentures governing our Existing Notes contain, and the indenture that will govern the notes will contain, financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and
•	incur additional secured and unsecured indebtedness.

S-9

In addition, our principal credit agreement and our term loan agreement require us to meet specified financial and operating covenants. These covenants may restrict our ability to expand or fully pursue our business strategies.

Our ability to comply with these and other provisions of the indenture governing the notes, the indentures governing our Existing Notes, the principal credit agreement and the term loan agreement may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

An increase in interest rates could have an adverse effect on our borrowing costs, profitability and the relative value of our fixed-rate debt securities, including the notes.

We have exposure to market risks relating to increases in interest rates due to our variable-rate debt. An increase in interest rates may increase our costs of borrowing on existing variable-rate indebtedness, leading to a reduction in our earnings. The majority of our debt is at fixed rates and our exposure to variable rates is currently limited to our revolving credit facility and our Trust Preferred Securities, which are classified as indebtedness, both of which are indexed to USD-LIBOR. As of June 30, 2020, we had $40 million outstanding on our revolving credit facility and $129.1 million principal amount of Trust Preferred Securities outstanding, which mature in April 2037. The level of our variable-rate indebtedness, along with the interest rate associated with such variable-rate indebtedness, may change in the future and materially affect our interest costs and earnings. In addition, our interest costs on our fixed-rate indebtedness may increase if we are required to refinance our fixed-rate indebtedness upon maturity at higher interest rates.

In addition, fixed rate debt securities, such as our Existing Notes and the note offered hereby, generally decline in value as market rates rise because the premium, if any, over market interest rates will decline. Consequently, if you acquire notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in LXP’s credit ratings could materially adversely affect our business and financial condition.

The credit ratings assigned to us and our debt could change based upon, among other things, our results of operations and financial condition or the real estate industry generally. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in the applicable rating agency's judgment, circumstances warrant. Any downgrade of us or our debt could have a material adverse effect on the market price of our debt securities, including the notes. If any credit rating agency that has rated us or our debt downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could also have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations.

We may choose to redeem the notes when prevailing interest rates are relatively low.

The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of Notes —Redemption rights.”

There is no limit on our ability to create additional notes.

Under the terms of the indenture under which the notes will be issued, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes substantially identical to the notes so that the new notes may be consolidated and form a single series with the notes. The price of outstanding notes may be affected as a result of further issuance.

S-10

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $393.3 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the Tender Offer for up to the maximum combined aggregate principal amount of $300 million of our Existing Notes, with the remaining net proceeds to be used for general corporate purposes, including, without limitation, paying down amounts outstanding under our revolving credit facility and acquisitions we may identify in the future.

We have outstanding $250.0 million aggregate principal amount of our 2023 Notes. The 2023 Notes were issued by us at an initial offering price of 99.026% of their face value. The 2023 Notes mature on June 15, 2023, and accrue interest at a rate of 4.25% per annum, payable semi-annually on June 15 and December 15 of each year.

We have outstanding $250.0 million aggregate principal amount of our 2024 Notes. The 2024 Notes were issued by us at an initial offering price of 99.883% of their face value. The 2024 Notes mature on December 15 of each year, and accrue interest at a rate of 4.40% per annum, payable semi-annually on June 15 and December 15 of each year.

The unsecured revolving credit facility matures on February 6, 2023, but can be extended until February 6, 2024 at LXP’s option. The interest rate under the unsecured revolving credit facility ranges from LIBOR plus 0.775% to 1.45% (0.9% as of June 30, 2020) depending on LXP’s unsecured debt rating.

Certain affiliates of certain of the underwriters are lenders under our revolving credit facility and accordingly may receive a portion of the net proceeds from this offering pursuant to the repayment of borrowings under such facility, if such proceeds are not otherwise used to fund the Tender Offer. See “Underwriting — Other relationships” on page S-35 of this prospectus supplement.

The net proceeds may be invested temporarily in interest- bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until other uses can be identified.

S-11

description of notes

The following description summarizes key terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. We will provide copies of these documents to you upon request. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. Unless the context requires otherwise, references to dollars mean U.S. dollars.

General

The notes will be issued pursuant to an indenture, dated as of May 9, 2014, among LXP, LCIF, and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture thereto dated May 20, 2014 and the second supplemental indenture thereto, to be dated as of August 28, 2020 by and between LXP and U.S. Bank National Association, as trustee. We refer to the indenture, as supplemented, as the “indenture.” You may request copies of the indenture and the form of the notes from LXP.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry System.” The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The notes will not initially be guaranteed by any of LXP’s Subsidiaries. However, the supplemental indenture governing the notes will contain a covenant requiring any domestic subsidiaries of LXP that become borrowers or guarantors under the Principal Credit Agreement (as defined in “— Definitions” below) to become Subsidiary Guarantors with respect to the notes. Domestic Subsidiaries that become guarantors or borrowers under the Principal Credit Agreement will be required to guarantee the notes, and the guarantees of the Subsidiary Guarantors with respect to the notes will terminate or be released if they are no longer guarantors or borrowers under the Principal Credit Agreement, in each case in the circumstances set forth under “— Guarantees.”

The terms of the notes will provide that LXP is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts LXP is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. LXP will set-off any such withholding tax that it is required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes and the any future guarantees by LXP’s Subsidiaries will be LXP’s and any future Subsidiary Guarantors’ general unsecured and unsubordinated obligations and will rank equally in right of payment with all of LXP’s and such Subsidiary Guarantors’ existing and future unsecured and unsubordinated indebtedness. However, the notes and any future guarantees will be effectively subordinated in right of payment to all of LXP’s and any future Subsidiary Guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes and the any future guarantees will be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, and preferred stock of LXP’s Subsidiaries that are not Subsidiary Guarantors. As of June 30, 2020, LXP had no secured indebtedness and $969.1 million of unsecured and unsubordinated indebtedness outstanding, and its Subsidiaries had approximately $377.1 million of secured indebtedness outstanding and no unsecured indebtedness. In addition, as of June 30, 2020, $560 million was available for LXP to borrow under the Principal Credit Agreement subject to covenant compliance.

Except as described under “— Covenants” and “— Merger, consolidation or sale,” the indenture governing the notes will not prohibit LXP or any of its Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or

S-12

other highly leveraged or similar transaction involving LXP or any of its Subsidiaries, (2) a change of control of LXP or any of its Subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of LXP’s or any of its Subsidiaries’ assets or similar transaction that may adversely affect the holders of the notes. LXP may, in the future, enter into certain transactions such as the sale of all or substantially all of LXP’s or any of its Subsidiaries’ assets or a merger or consolidation that may increase the amount of LXP’s or any of its Subsidiaries’ indebtedness or substantially change LXP’s or any of its Subsidiaries’ assets, which may have an adverse effect on LXP’s and its Subsidiaries’ ability to service their indebtedness, including LXP’s and any future Subsidiary Guarantor’s ability to service the notes. See “Risk Factors — Risks related to this offering and the notes — Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including an inability to pay the principal of or interest on the notes.”

Guarantees

The notes will not initially be guaranteed by any of LXP’s Subsidiaries. However, the supplemental indenture governing the notes will contain a covenant requiring any domestic subsidiaries of LXP that become borrowers or guarantors under the Principal Credit Agreement (as defined in “— Definitions” below) to become Subsidiary Guarantors with respect to the notes.

Future Subsidiary Guarantors, if any, will be required to unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and interest on the notes, when and as the same become due and payable, whether on the maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all of LXP’s other obligations under the indenture.

Each future guarantee of the notes, if any, will be:

•	a general unsecured obligation of any future Subsidiary Guarantors;
•	equal in right of payment with all other existing and future senior indebtedness of any future Subsidiary Guarantors;
•	senior in right of payment to any existing and future subordinated indebtedness of any future Subsidiary Guarantors;
•	effectively subordinated to any existing and future secured indebtedness of any future Subsidiary Guarantors to the extent of the value of the collateral securing such indebtedness; and
•	structurally subordinated to the liabilities and preferred stock of any Subsidiaries of LXP that do not guarantee the notes.

In the event that, at any time, any of LXP’s domestic Subsidiaries becomes a guarantor or borrower under the Principal Credit Agreement, that Subsidiary will be required to become a Subsidiary Guarantor and guarantee the notes not later than 60 days following the date on which it becomes a guarantor or borrower under the Principal Credit Agreement. None of the Subsidiary Guarantors will be foreign subsidiaries.

In the event that, for any reason, the obligations of any future Subsidiary Guarantor as a guarantor or borrower under the Principal Credit Agreement terminate (including, without limitation, pursuant to the terms of the Principal Credit Agreement, upon agreement of the requisite lenders under the Principal Credit Agreement or upon the termination of the Principal Credit Agreement or upon the replacement thereof with a credit facility not requiring such guarantees), such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee of the notes will terminate. Any future Subsidiary Guarantor’s guarantee will also terminate, and such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture with respect to the notes, in connection with any sale or other disposition by LXP of all of the capital stock of that Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such transaction such future Subsidiary Guarantor is no longer one of LXP’s domestic Subsidiaries. Any release described in this paragraph may be evidenced by a supplemental indenture or other instrument which may be entered into without the consent of any holders of the notes.

The indenture will provide that the obligations of each future Subsidiary Guarantor under its guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, would cause the obligations of such Subsidiary Guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law.

S-13

Additional notes

The notes will initially be limited to an aggregate principal amount of $400.0 million. LXP may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue date, issue price, the date from which interest accrues on such notes, and, if applicable, the first interest payment date, with the same CUSIP number as the notes offered hereby. The notes offered by this prospectus and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of 2.700% per year from and including August 28, 2020 or the most recent interest payment date to which interest has been paid or provided for with respect to the notes, and will be payable semi- annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021. The interest so payable will be paid to each holder in whose name an note is registered at the close of business on the March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If LXP redeems the notes in accordance with the terms of such notes, LXP will pay accrued and unpaid interest and premium, if any, to the holders that surrender notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, LXP will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering such notes for redemption).

Maturity

The notes will mature on September 15, 2030 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by LXP at its option as described under “— LXP’s redemption rights” below. The notes are not entitled to the benefits of, or be subject to, any sinking fund.

LXP’s redemption rights

LXP may redeem the notes at its option and in its sole discretion, at any time or from time to time prior to June 15, 2030, in whole or in part, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes being redeemed; and
(2)	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) that would be due if such notes matured 90 days prior to their maturity date (the “Par Call Date”) but for the redemption thereof discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus thirty-five basis points (0.350%), plus, in the case of both clauses (1) and (2), accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, LXP will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after June 15, 2030, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, LXP will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

S-14

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the arithmetic mean of the weekly average yield to maturity (representing the average of the daily rates for the immediately preceding week) available through the most recent Statistical Release for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date of the notes as of the redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Adjusted Treasury Rate, the most recent Statistical Release published at least two business days prior to the redemption date (or in the case of satisfaction and discharge or defeasance, two business days prior to the date funds are deposited with the trustee to pay and discharge the entire indebtedness of the notes) shall be used.

“Quotation Agent” means an independent investment banking institution of national standing appointed by LXP from time to time.

”Statistical Release” means the statistical release designated “H.15” or any successor publication which is published by the Federal Reserve System (or companion online data resource published by the Federal Reserve System) and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by LXP.

Notice of any redemption will be mailed (or delivered electronically) at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless LXP defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If LXP decides to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, LXP will not be required to:

•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or
•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

LXP will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt. The indenture will provide that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (as defined in “— Definitions” below) (including, without limitation, Acquired Debt (as defined in “— Definitions” below)) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of

S-15

the sum of the following (without duplication): (1) LXP’s and its Subsidiaries’ Total Assets (as defined in “— Definitions” below) as of the last day of the then most recently ended fiscal quarter and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by LXP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The indenture will provide that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien (as defined in “— Definitions” below) on any of LXP’s or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of LXP’s or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) LXP’s and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by LXP or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The indenture will provide that LXP will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service (as defined in “— Definitions” below) to Annual Debt Service Charge (as defined in “— Definitions” below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by LXP or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of LXP or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by LXP or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by LXP or any of its Subsidiaries whenever LXP or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The indenture will provide that LXP and its Subsidiaries will not have at any time Total Unencumbered Assets (as defined in “— Definitions” below) of less than 150% of the aggregate principal amount of all of LXP’s and its Subsidiaries’ outstanding Unsecured Debt (as defined in “— Definitions” below) determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted under “— Merger, consolidation or sale,” LXP will do or cause to be done all things necessary to preserve and keep in full force and effect LXP’s existence, rights (charter and statutory) and franchises, and LXP will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, LXP will not be required to preserve any right or franchise if LXP’s Board of Trustees (or any duly authorized committee of that Board of Trustees), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of LXP’s business.

Maintenance of properties. The indenture will provide that LXP will cause all of LXP’s and its Subsidiaries’ properties used or useful in the conduct of LXP’s business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs,

S-16

renewals, replacements, betterments and improvements to be made, all as in LXP’s judgment may be necessary in order for LXP to at all times properly and advantageously conduct LXP’s business carried on in connection with such properties.

Insurance. The indenture will provide that LXP will, and will cause each of its Subsidiaries to, keep in force upon all of LXP’s and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which LXP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The indenture will provide that LXP will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on LXP or any of its Subsidiaries or on LXP’s or any such Subsidiary’s income, profits or property; and
•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon LXP’s property or the property of any of LXP’s Subsidiaries.

However, LXP will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The indenture will provide that:

•	So long as any of the notes remain outstanding, LXP shall, within 15 days of filing with the Commission, file with the trustee copies of all annual reports, quarterly reports and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which LXP is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If LXP is not subject to the requirements of such Section 13 or 15(d), it shall nevertheless continue to (1) file such reports and other documents with the Commission (unless the Commission will not accept such filings) on or prior to the respective dates (the “Required Filing Dates”) by which LXP, would have been required so to file such documents if it were so subject, (2) within 15 days of the Required Filing Dates, (A) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders and (B) file with the trustee copies of such reports and other documents and (3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such reports and other documents to any prospective holder.
•	LXP shall also file with the trustee, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is so required to be filed with the Commission.
•	Reports, information and documents filed with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be delivered to the trustee and the holders as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR and it being understood that the trustee has no liability or responsibility for the timeliness or content of any such report.
•	Delivery of such reports, information and documents to the trustee shall be for information purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including LXP’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officers’ Certificates).

Calculations in respect of the notes

Except as explicitly specified otherwise herein, LXP will be responsible for making all calculations required under the notes. LXP will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the notes. LXP will provide a schedule of its calculations to the trustee, and the trustee is entitled to rely upon the accuracy of LXP’s calculations without independent verification. The trustee will forward

S-17

LXP’s calculations to any holder of notes upon request.

Merger, consolidation or sale

The indenture will provide that LXP may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	(1) LXP shall be the continuing entity, or (2) the successor entity (if other than LXP) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;
•	immediately after giving effect on a pro forma basis to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which LXP is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of LXP’s, and LXP shall be discharged from its obligations under the notes, the indenture and the registration rights agreement.

LXP will not permit any future Subsidiary Guarantor to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity unless the following conditions are met:

•	(1) such Subsidiary Guarantor shall be the continuing entity, or (2) the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the notes or its guarantee, as applicable; provided, however, that the foregoing requirement will not apply in the case of any future Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to LXP or an affiliate of LXP), whether through a merger, consolidation or sale of capital stock or has sold, leased or converted all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be LXP’s Subsidiary;
•	immediately after giving effect on a pro forma basis to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which such future Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under the notes, the indenture and the registration rights agreement.

Events of default

The indenture will provide that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;
•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;
•	LXP’s or any future Subsidiary Guarantor’s failure to comply with any of its other agreements in the notes or the indenture upon receipt by LXP of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding and LXP’s or such Subsidiary
S-18

Guarantor’s failure to cure (or obtain a waiver of) such default within 60 days after LXP receives such notice;
•	the guarantee of any future Subsidiary Guarantor required to guarantee the notes ceases to be in full force and effect or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the indenture or its guarantee;
•	failure to pay any recourse indebtedness for money borrowed by LXP or any Subsidiary in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to LXP from the trustee (or to LXP and the trustee from holders of at least 25% in principal amount of the outstanding notes); or
•	certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of LXP or any of its Material Subsidiaries (as defined in “— Definitions” below) or any substantial part of LXP’s or such Material Subsidiary’s respective property, or commencement of an involuntary case or other proceeding against LXP or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to LXP or such Material Subsidiary or LXP’s or such Material Subsidiary’s debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to LXP, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to LXP (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or interest on the notes, unless such default has been cured and LXP shall have deposited with the trustee all required payments of the principal of and interest on the notes; or
•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an

Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.

S-19

However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein.

Within 120 days after the close of each fiscal year, LXP must deliver an officers’ certificate certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

LXP may, at its option and at any time, elect to have its obligations and the obligations of any future Subsidiary Guarantors discharged with respect to the outstanding notes and guarantees (“Legal Defeasance”).

Legal Defeasance means that LXP and such future Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and any future guarantees, and to have satisfied all other obligations under such notes, such guarantees and the indenture, except as to:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such notes when such payments are due from the trust funds referred to below;
•	LXP’s and any future Subsidiary Guarantors’ obligations with respect to such notes concerning and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary notes, and the maintenance of an office or agency for payment and money for security payments held in trust;
•	the rights, powers, trust, duties, and immunities of the trustee, and LXP’s and any Subsidiary Guarantors’ obligations in connection therewith; and
•	the Legal Defeasance provisions of the indenture.

In addition, LXP may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants under the indenture, including the covenants listed under “— Certain Covenants” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the indenture, however, the remainder of the indenture and such notes and any future guarantees will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	LXP must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and LXP must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;
•	in the case of Legal Defeasance, LXP must deliver to the trustee an opinion of counsel confirming that: (i) LXP has received from, or there has been published by the Internal Revenue Service (the “IRS”) a ruling, or (ii) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
•	in the case of Covenant Defeasance, LXP must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax
S-20

purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);
•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which LXP or any future Subsidiary Guarantor is a party or by which LXP or any future Subsidiary Guarantor is bound;
•	LXP must deliver to the trustee an officers’ certificate stating that the deposit was not made by LXP with the intent of preferring the holders of the notes over LXP’s other creditors with the intent of defeating, hindering, delaying or defrauding any of LXP’s creditors or others; and
•	LXP must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

•	either:
•	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to LXP) have been delivered to the trustee for cancellation; or
•	all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of LXP, and LXP, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than LXP or any of its affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which LXP is a party or to which LXP is bound;
•	LXP has paid or caused to be paid all other sums payable under the indenture by LXP; and
•	LXP has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

S-21

Modification, waiver and meetings

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the notes issued under the indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;
•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;
•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest;
•	change the currency in which any note or any premium or interest on any note is payable; or
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by LXP, any future Subsidiary Guarantors and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to add to LXP’s covenants or those of any future Subsidiary Guarantors for the benefit of the holders of the notes or to surrender any right or power conferred upon LXP or any future Subsidiary Guarantor in the indenture;
•	to add Events of Default for the benefit of the holders of the notes;
•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;
•	to secure the notes;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of LXP’s or any future Subsidiary Guarantors’ property or assets occurs;
•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;
•	to provide for the issuance of the initial notes and additional notes in accordance with the limitations set forth in the indenture;
•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect;
•	to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes”;

S-22

•	to comply with the rules of any applicable depositary;

•	to add to the rights of the holders;
•	to add one or more guarantees for the benefit of holders;
•	to comply with the requirements for the indenture under the Trust Indenture Act; or
•	to eliminate any conflict between the terms of the indenture and the notes and the Trust Indenture Act.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture will provide that notes owned by LXP or any other obligor upon the notes or any of LXP’s affiliates or affiliates of the other obligors shall be disregarded.

The indenture will contain provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by LXP or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action taken or to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at LXP’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate that conflict or resign.

No conversion or exchange rights

The notes are not convertible into or exchangeable for any shares of beneficial interest in LXP.

S-23

No personal liability of trustees, officers, employees and shareholders

None of LXP’s trustees, officers, employees, incorporators or shareholders will have any liability for any of LXP’s obligations under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the notes issued in global form (“Global Notes”) may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither of LXP or the trustee takes any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised LXP that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised LXP that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

S-24

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, LXP and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither LXP, the trustee nor any agent of LXP or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised LXP that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or LXP. Neither LXP nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and LXP and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised LXP that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies LXP that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, LXP fails to appoint a successor depositary;
(2)	LXP, at its option, notify the trustee in writing that LXP elects to cause the issuance of the Certificated Notes; or
(3)	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Note.

S-25

Same day settlement and payment

LXP will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. LXP will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. LXP expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised LXP that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture, the notes and any future guarantees will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms will have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into LXP or any of its Subsidiaries or becomes a Subsidiary of LXP; or
•	assumed by LXP or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into LXP or any of its Subsidiaries or becomes a Subsidiary of LXP or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of LXP and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of LXP and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;
•	provision for taxes based on income;
•	amortization of debt discount, premium and deferred financing costs;
•	impairment losses and gains on sales or other dispositions of properties and other investments;

S-26

•	real estate related depreciation and amortization;
•	the effect of any non-recurring, non-cash items;
•	amortization of deferred charges;
•	gains or losses on early extinguishment of debt; and
•	acquisition expenses,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of LXP and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and
•	the portion of net income (but not losses) of LXP and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by LXP or one of its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person in respect of (without duplication):

•	such person’s borrowed money or such person’s indebtedness evidenced by bonds, notes, debentures or similar instruments, in each case, whether or not such Debt is secured by any Lien existing on any property or assets owned by such person;
•	any other indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Trustees of such person or, in the case of any future Subsidiary Guarantor, by LXP’s Board of Trustees or a duly authorized committee thereof) of the property subject to such Lien;
•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or
•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP,

and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Material Subsidiary” means any Subsidiary that meets either of the following conditions: (1) LXP’s and its Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of LXP’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act; or (2) LXP’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of LXP’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which a periodic report has been filed under the Exchange Act.

“Principal Credit Agreement” means the Amended and Restated Credit Agreement, dated as of February 6, 2019, among LXP, as borrower, each of the lenders party thereto, and KeyBank National Association, as agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that LXP in good faith designate to be LXP’s principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as LXP deems reasonable in light of the

S-27

circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.

“Subsidiary” means, with respect to LXP, any person (as defined in the indenture but excluding an individual) a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by LXP or by one or more other Subsidiaries of LXP. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets (as defined below); and
•	all other assets (excluding accounts receivable, right-of use assets associated with an operating lease, and non-real estate intangibles) of LXP and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the Total Assets of LXP and its Subsidiaries, which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants-Maintenance of Total Unencumbered Assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets, any right-of-use assets associated with a financing lease, and related intangibles of LXP and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of LXP or any of its Subsidiaries which is not secured by a Lien on any property or assets of LXP or any of its Subsidiaries.

S-28

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by a holder who acquired the notes pursuant to this offering. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from acquiring, holding or disposing of the notes.

In this discussion, we do not purport to address all of the tax considerations that may be relevant to a particular holder of the notes in light of that holder’s circumstances or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, U.S. expatriates, persons subject to alternative minimum tax or persons who hold the notes as part of a hedge, a straddle or a conversion transaction within the meaning of Section 1258 of the Code, a constructive sale transaction within the meaning of Section 1259 of the Code, an integrated transaction or other risk reduction transactions, and U.S. holders whose “functional currency” is not the U.S. dollar) that may be subject to special rules. This discussion is limited to initial holders who purchase the notes for cash in the initial offering at the original offering price and who hold the notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any U.S. federal tax law other than income tax law (such as estate and gift tax law).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:

(A) an individual who is a citizen or resident of the United States;

(B) a corporation, which is created or organized under the laws of the United States, any state therein or the District of Columbia;

(C)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(D) a trust, if a court within the U.S. is able to exercise primary supervision over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or if the trust has made a valid election to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. holder.

If an entity or arrangement taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS OR ANY TAX TREATY.

U.S. Holders

Stated interest

Stated interest on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes.

Original issue discount

The notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes (“OID”) if the stated principal amount of the notes exceeds their “issue price” by more than a de minimis amount. U.S.

S-29

holders of notes generally must include OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders may be required to include OID in income in advance of the receipt of cash attributable to such income.

A note’s stated redemption price at maturity is generally defined as the sum of all payments provided by the note other than “qualified stated interest,” which is stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the note. The stated interest on the notes will be treated as qualified stated interest for U.S. federal income tax purposes and generally will be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. The issue price of the notes is the first price at which a substantial amount of the existing notes were sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

If the notes are issued with more than a de minimis amount of OID the amount of OID includible in a U.S. holder’s gross income for any taxable year will be the sum of the “daily portions” of OID with respect to the note for each day during such taxable year on which the holder held the note. The daily portion is determined by allocating to each day in any accrual period other than the initial short accrual period and the final accrual period a pro rata portion of the amount equal to the excess, if any, of: (i) the product of a note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the sum of the amounts payable as stated interest on the note with respect to such accrual period. The “yield to maturity” is the discount rate that, when applied to all interest and principal payments to be made under a note, results in a present value equal to the issue price of the note. The accrual period for a note may be of any length and may vary in length over the term of a note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of any accrual period. The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period. The amount of OID allocable to any initial short accrual period may be computed under any reasonable method. The adjusted issue price of the note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments with respect to the note (other than payments of qualified stated interest). Under these rules, a U.S. holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

The remainder of this discussion assumes that the issue price of the notes will not be less than the stated principal amount of the notes by an amount that is equal to or greater than the statutory de minimis amount. The rules regarding OID are complex. U.S. holders should consult their own tax advisors regarding the consequences of OID.

Sale or other taxable disposition of the notes

Upon the disposition of a note by sale, exchange, redemption or other taxable disposition, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between: (i) the amount realized on the sale, exchange, redemption or other taxable disposition (other than amounts attributable to accrued but unpaid stated interest which, if not previously included in income, will be treated as interest paid on the notes) and (ii) a U.S. holder’s adjusted U.S. federal income tax basis in the note. A U.S. holder’s adjusted U.S. federal income tax basis in a note generally will equal the amount paid for the note, increased by any OID previously included in income and reduced by the amount of any payments other than qualified stated interest received by the U.S. holder.

Any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange, redemption or other taxable disposition, the U.S. holder has held the note for more than one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20 percent. Corporate U.S. holders generally are taxed on their net capital gains at regular corporate income tax rates. The deductibility of capital losses is subject to certain limitations.

U.S. federal tax on net investment income

U.S. holders who are individuals, estates or certain trusts will generally be subject to an additional 3.8% tax on, among other things, interest and accrued OID on the notes and capital gain from the sale or other taxable disposition of the notes, unless certain exceptions apply. U.S. holders should consult their tax advisors regarding the effect, if any, of the net investment income tax on their ownership and disposition of the notes.

S-30

Non-U.S. Holders

Interest

Generally, interest income (including any OID) of a non-U.S. holder that is not effectively connected with a U.S. trade or business will be subject to withholding at a rate of 30% or, if applicable, a lower rate specified by a treaty, although special rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. However, the 30% U.S. federal tax withholding will not apply to any payment to a non-U.S. holder of interest on the notes under the “portfolio interest exemption” provided that such interest is not effectively connected with a U.S. trade or business and provided that the non-U.S. holder:

(A) does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;

(B)	is not a controlled foreign corporation that is related to us within the meaning of section 864(d)(4) of the Code;

(C) is not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

(D) has fulfilled the certification requirements set forth in section 871(h) or section 881(c) of the Code, as discussed below.

The certification requirements referred to above will be fulfilled if the non-U.S. holder certifies on IRS Form W-8BEN, IRS Form W-8BEN-E, or other successor form, under penalties of perjury, that it is not a U.S. person for U.S. federal income tax purposes and provides its name and address, and (i) the non-U.S. holder files IRS Form W-8BEN, IRS Form W-8BEN-E, or other successor form with the withholding agent or (ii) in the case of a note held on the non-U.S. holder’s behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN, IRS Form W-8BEN-E, or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY or other successor form with the withholding agent if it has entered into an agreement with the IRS to be treated as a qualified intermediary. A non-U.S. holder should consult its own tax advisor regarding possible additional reporting requirements.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (including any OID) made to it will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating its taxpayer identification number or (ii) IRS Form W-8ECI (or successor form) stating that payments on the notes are not subject to such withholding because such payments are effectively connected with its conduct of a trade or business in the United States, as discussed below.

Sale or other taxable disposition of the notes

Any gain realized on the sale, exchange, redemption or other taxable disposition of the notes generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, (and, if a tax treaty applies, such gain is attributable to a permanent establishment in the United States); or
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest (including any OID), such amount would be treated as interest.

Income effectively connected with a trade or business within the United States

If a non-U.S. holder is engaged in a trade or business in the United States and interest (including any OID) on the notes or gain from a sale, redemption or other disposition of the notes is effectively connected with the conduct of that trade or business (and, if an applicable tax treaty so provides, is attributable to a permanent establishment in the United States) the non-U.S. holder will be subject to U.S. federal income tax on the interest (including any OID) or

S-31

gain on a net income basis in generally the same manner as if it were a U.S. holder. See “— U.S. Holders,” above. In that case, the non-U.S. holder would not be subject to the 30% U.S. federal tax withholding and would be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form. In addition, a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to a branch profits tax with respect to such holder’s effectively connected earnings and profits (subject to adjustments) at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information reporting and backup withholding

U.S. holders

Generally, a U.S. holder may be subject, under certain circumstances, to information reporting and/or backup withholding with respect to certain interest payments and accruals of OID made on or with respect to the notes and proceeds from a sale, retirement or other disposition of the notes. This withholding applies only if a U.S. holder (i) fails to furnish the U.S. holder’s taxpayer identification number (“TIN”) (which for an individual is a social security number) within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that the U.S. holder is subject to backup withholding due to a prior failure to report interest (including any OID) or dividends properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. holder has not been notified by the IRS that the U.S. holder is subject to backup withholding. To prevent backup withholding, the U.S. holder or other payee is required to properly complete IRS Form W-9. These requirements generally do not apply with respect to certain holders, including tax-exempt organizations and certain financial institutions.

The backup withholding rate is 24%. Backup withholding is not an additional federal income tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability (and may entitle you to a refund), provided that the required information is timely furnished to the IRS. A U.S. holder should consult the U.S. holder’s own tax advisor as to the U.S. holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. holders

If a non-U.S. holder provides the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a U.S. person, the non-U.S. holder will not be subject to IRS reporting requirements and U.S. backup withholding with respect to interest payments (including any OID) on the notes.

Under current Treasury Regulations, payments on the sale, exchange, redemption or other taxable disposition of a note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form (as described above) or otherwise establishes an exemption. The payment of the proceeds of the disposition of a note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a “U.S. Related Person” (as defined below). The payment of proceeds of the disposition of a note by a non-U.S. holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder’s foreign status and has no actual knowledge or reason to know that such holder is a U.S. person.

For this purpose, a “U.S. Related Person” is: (i) a “controlled foreign corporation” for U.S. federal income tax purposes,

(ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership with certain connections to the United States.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest (including any OID) or gain and any withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

S-32

FATCA

The Foreign Account Tax Compliance Act and U.S. Treasury Regulations thereunder, commonly referred to as “FATCA,” when applicable, will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source interest (including OID) and gross proceeds from the sale of certain securities producing such U.S.-source interest made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners.

The withholding obligations described above generally will apply to payments of U.S. source interest on debt instruments. Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA currently will apply to payments of interest (including OID) on the notes. Additionally, under existing Treasury Regulations, FATCA withholding on gross proceeds from the sale or other disposition of U.S. Collateral Assets was to take effect on January 1, 2019; however, proposed Treasury Regulations, which may currently be relied upon, would eliminate FATCA withholding on such types of payments. Investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

S-33

UNDERWRITING

We have entered into an underwriting agreement relating to the notes with the underwriters named below, for whom Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters named below and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$94,000,000
J.P. Morgan Securities LLC	94,000,000
BofA Securities, Inc.	26,000,000
Jefferies LLC	26,000,000
KeyBanc Capital Markets Inc.	26,000,000
Regions Securities LLC	26,000,000
TD Securities (USA) LLC	26,000,000
U.S. Bancorp Investments, Inc.	26,000,000
Mizuho Securities USA LLC	26,000,000
Stifel, Nicolaus & Company, Incorporated	14,000,000
Truist Securities, Inc.	14,000,000
FHN Financial Securities Corp.	7,000,000
Samuel A. Ramirez & Company, Inc.	7,000,000
Total	$400,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the notes offered hereby if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they are required to make in respect thereof.

The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.250% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering.

Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

S-34

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a term of more than one year until one day after settlement of the notes without the prior written consent of the representatives.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $1.05 million and will be payable by us.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain affiliates of certain of the underwriters are lenders under our revolving credit facility and accordingly may receive a portion of the net proceeds from this offering pursuant to the repayment of borrowings under such facility. See “Use of Proceeds.”

Additionally, Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering. Further, Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of U.S. Bank National Association, which will be trustee, registrar and paying agent for the notes.

Notice to prospective investors in the European Economic Area

PRIIPs Regulation/Prospectus Directive/Prohibition of Sales to EEA Retail Investors. The notes are not intended to be, and should not be, offered, sold to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (10) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended (the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering, selling or otherwise making available the notes to retail investors in the EEA has been prepared. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from a requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the Prospectus Directive.

Any distributor subject to MiFID II that is offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither we nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

S-35

Notice to prospective investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person, a “relevant person”).

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Residents of Canada

The offering of the notes in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the notes may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the notes in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the notes are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the notes by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Hong Kong

No notes have been offered or sold, and no notes may be offered or sold, in Hong Kong, by means of any document other than: (i) to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued, may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he, she or it is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he, she or it is not acquiring, and has not been offered, any notes in circumstances that contravene any such restrictions.

S-36

Singapore

This prospectus supplement has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”)) pursuant to Section 274 of the Securities and Futures Act, (ii) to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;
(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the Securities and Futures Act; or
(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments)

(Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1)(c) of the Securities and Futures Act: Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

S-37

Neither this prospectus supplement nor any other offering or marketing material relating to us, this offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

S-38

LEGAL MATTERS

Certain legal matters, including the legality of certain of the securities covered by this prospectus supplement, will be passed upon for us by Paul Hastings LLP, Atlanta, Georgia. Certain legal matters under Maryland law, including the legality of certain of the securities covered by this prospectus supplement, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Goodwin Procter LLP.

S-39

EXPERTS

The consolidated financial statements, and related financial statement schedule, of Lexington Realty Trust and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three year period ended December 31, 2019, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Lexington Realty Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm and upon their authority as experts in accounting and auditing.

S-40

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements (as applicable) and other information with the SEC. Our filings with the SEC are available to the public on the Internet on the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.lxp.com through which you can obtain copies of documents that we file with the SEC. The contents of this website are not incorporated by reference in, and do not otherwise form a part of, this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained herein or in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purpose of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so amended, modified or superseded.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020;
•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 6, 2020, respectively;
•	our current reports on Form 8-K (File No. 1-12386) filed with the SEC on April 9, 2020, April 14, 2020, May 13, 2020, May 19, 2020, June 3, 2020 and August 14, 2020; and
•	our registration statement on Form 8-A, filed with the SEC on December 8, 2004.

To receive a free copy of any of the documents incorporated herein by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), write to us at the following address or call us at the telephone number listed below:

Lexington Realty Trust
One Penn Plaza
Suite 4015 Attention: Investor Relations
New York, New York 10119-4015
(212) 692-7200

S-41

PROSPECTUS

Lexington Realty Trust

Common Shares of Beneficial Interest Classified as Common Stock
Preferred Shares of Beneficial Interest Classified as Preferred Stock
Debt Securities

Guarantees of Debt Securities
Depositary Shares

Warrants
Subscription Rights
Units

We are Lexington Realty Trust, a self-managed and self-administered real estate investment trust formed under the laws of the State of Maryland, that acquires, owns and manages a diversified portfolio of equity investments in single-tenant commercial properties. A majority of these properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. Our executive offices are located at One Penn Plaza, Suite 4015, New York, NY 10119-4015, and our telephone number is (212) 692-7200.

This prospectus contains a general description of the equity and debt securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	common shares of beneficial interest classified as common stock (“common shares”);
•	preferred shares of beneficial interest classified as preferred stock (“preferred shares”);
•	debt securities which may be either senior debt securities or subordinated debt securities (“debt securities”);
•	Guarantees of debt securities;
•	depositary shares representing preferred shares (“depositary shares”);
•	warrants;
•	subscription rights; or
•	units consisting of combinations of any of the foregoing (“units”).

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. The debt securities we offer may potentially be guaranteed by our subsidiary, Lepercq Corporate Income Fund L.P. We will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT. To ensure that we maintain our qualification as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code, among other purposes, ownership of our equity securities by any person is subject to certain limitations. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions,” in this prospectus.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling shareholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling shareholders.

Our common shares and our 6.50% Series C Cumulative Convertible Preferred Stock, or Series C Preferred Shares, are traded on The New York Stock Exchange under the symbols “LXP” and “LXPPRC”, respectively. On February 22, 2018, the last reported sale price of our common shares, as reported on The New York Stock Exchange, was $8.15 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, WE IDENTIFY AND DISCUSS RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. SEE “RISKS FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS. INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS. BEFORE BUYING OUR SECURITIES, YOU SHOULD READ AND CONSIDER THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN THE PROSPECTUS SUPPLEMENTS OR ANY OFFERING MATERIAL RELATING TO ANY SPECIFIC OFFERING, AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 27, 2018

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and selling securityholders may from time to time offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about us and/or selling securityholders and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or change information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to the actual exhibit for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” Federal securities laws and the SEC’s rules and regulations require us to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including annual, quarterly and current reports) for both Lexington Realty Trust and our guarantor subsidiary, Lepercq Corporate Income Fund L.P., as further described under the heading “Where You Can Find More Information.”

Information incorporated by reference from filings with the SEC after the date of this prospectus or after the date of any prospectus supplement, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or change information included or incorporated by reference in this prospectus or any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the respective covers of this prospectus and any such prospectus supplement.

We have not authorized anyone else to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement as if we had authorized it. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

All references to the “Company,” “we,” “our” and “us” in this prospectus mean Lexington Realty Trust and its consolidated subsidiaries, including Lepercq Corporate Income Fund L.P. and its consolidated subsidiaries, except as otherwise provided or where it is made clear that the term means only Lexington Realty Trust. All references to “the operating partnership” or “LCIF” in this prospectus mean Lepercq Corporate Income Fund L.P. When we use the term “LXP” in this prospectus, we are referring to Lexington Realty Trust by itself and not including any of its subsidiaries. References to “common shares” or similar references refer to the shares of beneficial interest classified as common stock, par value $0.0001 per share, of LXP, and references to “OP units” or similar references refer to the limited partnership units of LCIF. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result” or similar expressions. Readers should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. In particular, among the factors that could cause actual results, performances or achievements to differ materially from current expectations, strategies or plans include, among others:

•	changes in economic conditions generally and the real estate market specifically;
•	adverse developments with respect to our tenants;
•	impairments in the value of our real estate investments;
•	failure to consummate the transactions described in this prospectus or the failure of any transactions to perform to our expectations;
•	legislative/regulatory/accounting changes, including changes to laws governing and policies and guidelines applicable to the taxation of REITs;
•	any material legal proceedings;
•	availability of debt and equity capital;
•	increases in real estate construction costs;
•	competition;
•	changes in interest rates;
•	supply and demand for properties in our current and proposed market areas;
•	a downgrade in our credit ratings; and
•	the other risk factors set forth in our Annual Report on Form 10-K filed with the SEC on February 27, 2018, the section entitled “Risk Factors” beginning on page 5 of this prospectus and the other documents incorporated by reference herein, including documents that we file with the SEC in the future that are incorporated by reference herein.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

OUR COMPANY

LXP is a REIT formed under the laws of the state of Maryland as a real estate investment trust that owns a diversified portfolio of equity investments in single-tenant commercial properties. A majority of these properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

LCIF, our operating partnership, was formed as a limited partnership on March 14, 1986 under the laws of the State of Delaware to invest in existing real estate properties net leased to corporations or other entities.

The purpose of LCIF includes the conduct of any business that may be conducted lawfully by a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, except that the partnership agreement of LCIF requires business to be conducted in such a manner that will permit LXP to continue to be classified as a REIT under the Code, unless LXP ceases to qualify as a REIT for reasons other than the conduct of the business of LCIF.

LXP is the sole equity owner of (1) Lex GP-1 Trust, or Lex GP, a Delaware statutory trust, which is the general partner of LCIF and (2) Lex LP-1 Trust, or Lex LP, a Delaware statutory trust. LXP, through Lex GP and Lex LP, holds, as of December 31, 2017, approximately, 96.0% of the outstanding OP units in LCIF. The remaining OP units in LCIF are beneficially owned by E. Robert Roskind, Chairman of LXP, and certain non-affiliated investors. As the sole equity owner of the general partner of LCIF, LXP has the ability to control all of the day-to-day operations of LCIF subject to the terms of LCIF’s partnership agreement.

The business of LCIF is substantially the same as the business of LXP and includes investment in single-tenant assets, except that LCIF is dependent on LXP for management of its operations and future investments. LCIF does not have any employees, any executive officers or a board of directors. LXP also invests in assets and conducts business directly and through other subsidiaries. LXP allocates investments to itself and its other subsidiaries or to LCIF as it deems appropriate and in accordance with certain obligations under the LCIF partnership agreement with respect to allocations of nonrecourse liabilities.

Neither LXP nor Lex GP receives any compensation for Lex GP’s services as the general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and LXP for all expenses incurred by them related to the ownership and operation of, or for the benefit of, LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including LXP and its other subsidiaries), such expenses are allocated by LXP, as sole equity owner of Lex GP, the general partner of LCIF, to LCIF in proportion to gross rental revenue. LXP has guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

The principal executive offices for LXP and LCIF are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015; our telephone number is (212) 692-7200.

RISK FACTORS

Investing in our securities involves risks and uncertainties that could affect us and our business as well as the real estate industry generally. You should carefully consider the risks described and discussed under the caption “Risk Factors” included in LXP’s and LCIF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 27, 2018, which is incorporated by reference in this prospectus, and in any other documents incorporated by reference in this prospectus, including without limitation any updated risks included in our subsequent periodic reports incorporated by reference herein. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the Commission in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

Unless otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the improvement of certain properties already in our portfolio or the acquisition of additional assets. Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling securityholders, if any. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the ratios of earnings to combined fixed charges and preferred share dividends of LXP and LCIF for each of the last five fiscal years. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges and preferred share dividends. For these purposes, “earnings” consist of income (loss) before provision for income taxes, noncontrolling interest, equity in earnings (losses) of non-consolidated entities and discontinued operations, plus fixed charges (excluding capitalized interest) and cash received from joint ventures. “Fixed charges” consist of interest expense, including capitalized interest and the amortization expense on debt issuance costs. This information is given on an historical basis.

LXP:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends(1)	1.96	1.80	2.00	1.37	N/A

(1) Ratio is below 1.0, deficit of $28.9 million existed at December 31, 2013.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	2.12	1.93	2.13	1.46	N/A

(1) Ratio is below 1.0, deficit of $19.1 million existed at December 31, 2013.

LCIF:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	1.18	N/A	2.43	2.43	1.70

(1) Ratio is below 1.0, deficit of $4.8 million existed at December 31, 2016.

DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our Declaration of Trust and our By-Laws, each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

General

Under our Declaration of Trust, we have the authority to issue up to 1,000,000,000 shares of beneficial interest, par value $0.0001 per share, of which 400,000,000 shares are classified as common shares, 500,000,000 are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred shares. As of February 22, 2018, we had issued and outstanding 240,767,878 common shares.

Terms

Subject to the preferential rights of any other shares or class or series of our equity securities and to the provisions of our Declaration of Trust regarding excess shares, holders of common shares are entitled to receive dividends on such common shares if, as and when authorized by our board of trustees and declared by us out of assets legally available therefor and to share ratably in those of our assets legally available for distribution to our shareholders in the event that we liquidate, dissolve or wind up, after payment of, or adequate provision for, all of our known debts and liabilities and the amount to which holders of any class of shares having a preference on distributions in liquidation, dissolution or winding up of us will be entitled.

Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as otherwise provided in our Declaration of Trust with respect to any other class or series of shares, the holders of common shares will possess exclusive voting power. In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee nominee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee.A majority of the votes cast means that the number of shares voted “for” a trustee nominee must exceed the number of votes cast “against” or “withheld” with respect to such trustee nominee. Votes “against” or “withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. There is no cumulative voting in the election of trustees, which means that the holders of a majority of our outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining common shares will not be able to elect any trustees.

Subject to the provisions of our Declaration of Trust regarding excess shares, holders of common shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities.

We furnish our shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm.

Subject to the provisions of our Declaration of Trust regarding excess shares, all of the common shares have equal dividend, distribution, liquidation and other rights and generally have no preference, appraisal or exchange rights.

Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares. See “Restrictions on Transfers of Shares of Capital Stock and Anti-Takeover Provisions.”

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for the common shares is Computershare Shareowner Services, or Computershare.

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our Declaration of Trust (including any applicable articles supplementary, amendment or annex to our Declaration of Trust designating the terms of a series of preferred shares) and our By-Laws, each as supplemented, amended or restated, and each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus.

General

Under our Declaration of Trust, we have the authority to issue up to 100,000,000 preferred shares, of which 3,100,000 shares are classified as Series C Preferred Shares. As of the date of this prospectus, we have issued and outstanding 1,935,400 Series C Preferred Shares and have no other outstanding series of preferred shares.

Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to classify and reclassify any unissued shares and to set the number of shares constituting each class or series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The preferred shares will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights, unless determined by our board of trustees. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)	the title and stated value of the preferred shares;
(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;
(3)	the voting rights, if any, of the holders of the preferred shares;
(4)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;
(5)	the date from which dividends on the preferred shares will accumulate, if applicable;
(6)	the provisions for a sinking fund, if any, for the preferred shares;
(7)	the provisions for redemption, if applicable, of the preferred shares;
(8)	any listing of the preferred shares on any securities exchange;
(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
(10)	a discussion of material federal income tax considerations applicable to the preferred shares;
(11)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;
(12)	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(13)	any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and
(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up: (i) senior to all classes or series of common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if authorized by our board of trustees and declared by us, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books at the close of business on the applicable record dates fixed by our board of trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms and conditions, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment will be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares as to rights upon our liquidation, dissolution or winding up, the holders of our preferred shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If we consolidate, convert or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, among other purposes, our Declaration of Trust contains restrictions on the ownership and transfer of our shares, including our preferred shares, and the prospectus supplement relating to a class or series of preferred shares may contain additional provisions restricting the ownership and transfer of such class or series of preferred shares. See “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions.”

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our Series C Preferred Shares is Computershare. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our 6.50% Series C Cumulative Convertible Preferred Stock

General.  In December 2004 and January 2005, we sold an aggregate 3,100,000 Series C Preferred Shares. The Series C Preferred Shares are convertible into common shares and are listed on the New York Stock Exchange under the symbol “LXPPRC.” As of the date of this prospectus, 1,935,400 Series C Preferred Shares remain outstanding.

Dividends.  Subject to the preferential rights of the holders of any class or series of shares ranking senior to the Series C Preferred Shares as to dividends, the holders of the Series C Preferred Shares are entitled to receive, when, as and if authorized by the board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 6.50% per annum of the $50.00 liquidation preference per share (equivalent to $3.25 per year per share).

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, holders of the Series C Preferred Shares (and of the excess shares converted from Series C Preferred Shares, if any) will have the right to be paid out of our assets legally available for distribution to our shareholders $50.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares and any other shares ranking junior to the Series C Preferred Shares as to liquidation rights. The rights of the holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of our capital shares ranking, as to liquidation rights, on a parity with the Series C Preferred Shares. The consolidation or merger of LXP with or into any other trust, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of the affairs of us.

Redemption.  We may not redeem the Series C Preferred Shares unless necessary to preserve our status as a REIT.

Conversion Rights.  The Series C Preferred Shares may be converted by the holder, at its option (the “Optional Conversion”), into common shares, at a conversion rate of 2.4339 common shares per $50.00 liquidation preference, as of the date of this prospectus, which is equivalent to a conversion price of approximately $20.54 per common share (subject to adjustment in certain events).

Company Conversion Option.  We may, at our option, cause the Series C Preferred Shares to be automatically converted into that number of common shares that are issuable at the then prevailing conversion rate (the “Company Conversion Option”) in the following circumstances. We may exercise our conversion right only if, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days (including the last trading day of such period), the closing price of the common shares equals or exceeds 125% of the then prevailing conversion price of the Series C Preferred Shares. In addition, if there are fewer than 25,000 Series C Preferred Shares outstanding, we may, at our option, cause all of the outstanding Series C Preferred Shares to be automatically converted into that number of common shares equal to $50.00 divided by the lesser of the then prevailing conversion price and the current market price for the five trading day period ending on the second trading day immediately prior to the conversion date.

Settlement.  Upon conversion (whether pursuant to an Optional Conversion or the Company Conversion Option), we may choose to deliver the conversion value to investors in cash, common shares or a combination of cash and common shares.

We can elect at any time to obligate ourselves to satisfy solely in cash, the portion of the conversion value that is equal to 100% of the liquidation preference amount of the Series C Preferred Shares, with any remaining amount of the conversion value to be satisfied in cash, common shares or a combination of cash and common shares. If we elect to do so, we will notify holders at any time that we intend to settle in cash the portion of the conversion value that is equal to the liquidation preference amount of the Series C Preferred Shares. This notification, once provided to holders, will be irrevocable and will apply to future conversions of the Series C Preferred Shares even if the shares cease to be convertible but subsequently become convertible again.

Payment of Dividends Upon Conversion.  With respect to an Optional Conversion, upon delivery of the Series C Preferred Shares for conversion, those Series C Preferred Shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date and a holder of such converted Series C Preferred Shares will not receive any cash payment representing accrued and unpaid dividends on the Series C Preferred Shares, whether or not in arrears, except in certain limited circumstances. With respect to the Company Conversion Option, a holder of such converted Series C Preferred Shares will receive a cash payment for all unpaid dividends in arrears. If we exercise the Company Conversion Option and the conversion date is on or after the record date for payment of dividends and before the corresponding dividend payment date, such holder will also receive a cash payment for the dividend payable for such period. If we exercise the Company Conversion Option and the conversion date is prior to the record date for payment of dividends, such holder will not receive payment for any portion of the dividend payable for such period.

Conversion Rate Adjustments.  The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute in any quarter to all or substantially all holders of common shares, any cash, including quarterly cash dividends, in excess of an amount per common share (subject to adjustment), which is currently approximately $0.38.

Fundamental Change.  Upon the occurrence of certain fundamental changes in LXP, a holder may require us to purchase for cash all or part of its Series C Preferred Shares at a price equal to 100% of their liquidation preference plus accrued and unpaid dividends, if any, up to, but not including, the fundamental change purchase date.

Rank.  With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Shares rank (i) senior to all classes or series of common shares and to all equity securities ranking junior to the Series C Preferred Shares, (ii) on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares, and (iii) junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares.

Voting Rights.  Holders of the Series C Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Shares voting together as a class with all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, will be entitled to vote at the next annual meeting of our shareholders and at each subsequent annual meeting for the election of two additional trustees to serve on our board of trustees until all unpaid cumulative dividends have been paid or declared and set apart for payment. The holders of Series C Preferred Shares and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights will be entitled to one vote per $25.00 of liquidation preference (i.e., two votes for each Series C Preferred Share). In addition, the affirmative vote of at least two-thirds of the Series C Preferred Shares, and all other classes or series of our equity securities ranking on parity with the Series C Preferred Shares which are entitled to similar voting rights, voting together as a class, is required for us (i) to authorize, create or increase the authorized or issued amount of any class or series of shares ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolutions or winding up of our affairs or (ii) to amend our Declaration of Trust (whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise) in a manner that materially and adversely affects the rights of the Series C Preferred Shares; provided, however, with respect to the occurrence of any event described in clause (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such an event, we may not be the surviving entity), the occurrence of such an event will not be deemed to materially and adversely affect the rights of the Series C Preferred Shares and holders of Series C Preferred Shares will not have any voting rights with respect to the occurrence of the event or the holders thereof.

DESCRIPTION OF OUR DEBT SECURITIES AND RELATED GUARANTEES

The following description contains general terms and provisions of the debt securities and, as applicable, related guarantees to which any prospectus supplement may relate. The particular terms of the debt securities and related guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities and related guarantees. For more information, please refer to the senior indentures we have entered into with U.S. Bank National Association, as trustee, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus. Any such notes may or may not be guaranteed by one or more of our Subsidiaries.

As used in this prospectus, the term indentures refers to both the senior indentures and the subordinated indenture. The senior indenture is and the subordinated indenture will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions of the senior indenture and provisions that are anticipated to be included in the senior indentures and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities and related guarantees. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities and related guarantees. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

Debt Securities

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;
•	whether the securities are subject to subordination and applicable subordination provisions, if any;
•	conversion or exchange into any securities or property;
•	percentage or percentages of principal amount at which such securities will be issued;
•	issuance date;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	whether interest will be payable in cash or in additional debt securities of the same series, or will accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary(ies) for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;
•	securities exchange(s) on which the securities will be listed, if any;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance of securities of the series;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	provisions, if any, granting special rights upon the occurrence of specified events;
•	any restriction of transferability of the series; and
•	additional terms not inconsistent with the provisions of the indenture.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Guarantees

Each prospectus supplement will describe guarantees of debt securities for the benefit of the series of debt securities to which they relate, if any guarantees will be offered for a particular series of debt. If so provided in a prospectus supplement, the debt securities will be guaranteed by each of the guarantors named in such prospectus supplement. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Governing Law

The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

4.25% Senior Notes due 2023

On June 10, 2013, we issued $250.0 million aggregate principal amount of our 4.25% Senior Notes due 2023, which we refer to as the “2023 Notes.” The 2023 Notes were issued by us at an initial offering price of 99.026% of their face value.

The terms of the 2023 Notes are governed by an indenture, dated as of June 10, 2013, as supplemented by the first supplemental indenture, dated September 30, 2013, which we collectively refer to as the 2023 Indenture, by and among us, as issuer, LCIF, as guarantor, and U.S. Bank National Association, as trustee. The 2023 Notes mature on June 15, 2023, and accrue interest at a rate of 4.25% per annum, payable semi-annually on June 15 and December 15 of each year. Interest payments commenced on December 15, 2013.

Prior to March 15, 2023, we may redeem the 2023 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2023 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. At any time on or after March 15, 2023, the 2023 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The Indenture under which the 2023 Notes were issued (the “2023 Indenture”) contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2023 Indenture and the 2023 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2023 Notes or the 2023 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2023 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2023 Notes may declare the principal and accrued and unpaid interest on all of the 2023 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2023 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Certain of our payment obligations with respect to the 2023 Notes are required to be guaranteed by LCIF under certain circumstances, including if LCIF is an obligor under the Principal Credit Agreement (as defined in the 2023 Indenture). If LCIF is not an obligor under the Principal Credit Agreement, LCIF will automatically be released from its guaranty.

In addition, the 2023 Notes are cross-defaulted with certain of our indebtedness.

In connection with the issuance and sale of the 2023 Notes, we also entered into a registration rights agreement with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, in their capacity as representatives of the initial purchasers, dated as of June 10, 2013, which we refer to as the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on March 4, 2014, we completed the offer to exchange notes for an issue of registered notes with terms identical to the 2023 Notes.

4.40% Senior Notes due 2024

On May 20, 2014, we issued $250.0 million aggregate principal amount of our 4.40% Senior Notes due 2024, which we refer to as the “2024 Notes.” The 2024 Notes were issued by us at an initial offering price of 99.883% of their face value.

The terms of the 2024 Notes are governed by an indenture, dated as of May 9, 2014, as supplemented by the first supplemental indenture, dated May 20, 2014, which we collectively refer to as the 2024 Indenture, by and among us, as issuer, LCIF, as guarantor, and U.S. Bank National Association, as trustee. The 2024 Notes mature on June 15, 2024, and accrue interest at a rate of 4.40% per annum, payable semi-annually on June 15 and December 15 of each year. Interest payments commenced on December 15, 2014.

Prior to March 15, 2024, we may redeem the 2024 Notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the 2024 Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. At any time on or after March 15, 2024, the 2024 Notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption.

The 2024 Indenture contains certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of its assets, and incur secured and unsecured indebtedness.

Subject to the terms of the 2024 Indenture and the 2024 Notes, upon certain events of default, including, but not limited to, failure to comply with any of our other agreements in the 2024 Notes or the 2024 Indenture, upon receipt by us of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the 2024 Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice, the trustee or the holders of not less than 25% in principal amount of the outstanding 2024 Notes may declare the principal and accrued and unpaid interest on all of the 2024 Notes to be due and payable immediately by written notice to us (and to the trustee if given by the holders). Upon certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, our operating partnership, or any other significant subsidiary, the principal (or such portion thereof) of and accrued and unpaid interest on all of the 2024 Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Certain of our payment obligations with respect to the 2024 Notes are required to be guaranteed by LCIF under certain circumstances, including if LCIF is an obligor under the Principal Credit Agreement (as defined in the 2024 Indenture). If LCIF is not an obligor under the Principal Credit Agreement, LCIF will automatically be released from its guaranty.

In addition, the 2024 Notes are cross-defaulted with certain of our indebtedness.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement and depositary receipts we will enter into with a depositary to be selected, our Declaration of Trust, including the form of articles supplementary for the applicable series of preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.

Redemption

If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder will have been redeemed, (ii) there will have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of Lexington Realty Trust and such distribution will have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each preferred share will have been converted into shares of Lexington Realty Trust not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and initial issuance of the depositary shares, and redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred shares.

Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for the depositary’s negligence or willful misconduct. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any listing of warrants on any securities exchange;
•	if appropriate, a discussion of federal income tax consequences; and
•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final subscription rights agreement and subscription rights certificate.

We may issue subscription rights to purchase our common shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each common share upon the exercise of the subscription rights;
•	the number of subscription rights issued to each shareholder;
•	the number and terms of the common shares which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, preferred shares, debt securities, subscription rights, depositary shares, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common shares, preferred shares, debt securities, warrants, subscription rights or depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK AND ANTI-TAKEOVER PROVISIONS

Restrictions Relating To REIT Status

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To assist us in continuing to remain a qualified REIT, among other purposes, our Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our equity shares, defined as common shares or preferred shares. We refer to this restriction as the Ownership Limit. Our board of trustees may exempt a person from the Ownership Limit if upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our board of trustees is presented that the exemption will not result in us having fewer than 100 beneficial owners or in us being “closely held.” Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the equity shares being owned by fewer than 100 persons or result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such equity shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

In addition, equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or that would cause us to become “closely held” within the meaning of the Code, will automatically be converted into an equal number of excess shares that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest in us may be ultimately transferred without violating the Ownership Limit. While the excess shares are held in trust, they will not be entitled to vote (except as required by Maryland law), they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid on excess shares prior to our discovery that equity shares have converted for excess shares will be repaid to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares. The original transferee-shareholder may, at any time the excess shares are held by us in trust, transfer the interest in the trust representing the excess shares to any individual whose ownership of the equity shares exchanged into such excess shares would be permitted under our Declaration of Trust, at a price not in excess of the price paid by the original transferee-shareholder for the equity shares that were exchanged into excess shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in our Declaration of Trust) on the date of the purported transfer. Immediately upon the transfer to the permitted transferee, the excess shares will automatically be converted into equity shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in our Declaration of Trust) on the date we exercise our option to purchase. The 90-day period begins on the later of the date of the transfer that resulted in excess stock or the date on which our board of trustees determines in good faith that a transfer resulting in excess shares has occurred, if we do not receive written notice of the transfer or other event resulting in the exchange of equity shares for excess shares.

Any person who acquires or attempts to acquire equity shares in violation of the foregoing restrictions, or any person who is a transfree such that excess shares resulted from such transfer, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer, or attempted transfer, on our status as a REIT.

All persons who own, directly or indirectly, (i) more than 5% of the outstanding equity shares, (ii) more than 1% of the outstanding equity shares during any period in which the number of beneficial or constructive owners is fewer than 2,000 or (iii) such lower percentages as required pursuant to regulations under the Code must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of equity shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

This Ownership Limit may have the effect of precluding an acquisition of control unless our board of trustees determines that maintenance of REIT status is no longer in our best interests.

Authorized Capital

Under our Declaration of Trust, we have authority to issue up to 1,000,000,000 shares of beneficial interest, par value $0.0001 per share, of which 400,000,000 shares are classified as common shares, 500,000,000 shares are classified as excess stock and 100,000,000 shares are classified as preferred shares. We may issue such shares from time to time in the discretion of our board of trustees to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes or series with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as will be fixed by our board of trustees. Our board of trustees is authorized to classify and reclassify any of our unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. This authority includes, without limitation, subject to the provisions of our Declaration of Trust, authority to classify or reclassify any unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of that class.

In some circumstances, the issuance of preferred shares, or the exercise by our board of trustees of its right to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for our common shares or seeking to change incumbent management.

Maryland Law

Our Board of Trustees.  Our Declaration of Trust and By-laws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees.

Removal of Trustees.  Our Declaration of Trust provides that, subject to the rights of the holders of any class separately entitled to elect one or more trustees, a trustee may be removed, but only for cause and then only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees.

Extraordinary Actions, Amendment of Declaration of Trust.  Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust. Our Declaration of Trust provides that those actions, with the exception of certain amendments to our Declaration of Trust for which a higher vote requirement has been set, will be valid and effective if authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Under our Declaration of Trust, our dissolution and termination requires the affirmation of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment to Our By-laws.  Our By-laws may be repealed, altered, amended or rescinded (a) by our shareholders only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees or (b) by vote of two-thirds of our board of trustees.

Meetings of Shareholders.  Under our By-laws, annual meetings of shareholders are held on the first day of May in each year, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by our board of trustees. Special meetings of shareholders may be called only by the chairman of our board of trustees, our president or a majority of our board of trustees. Subject to the provisions of our By-laws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business.  Our By-laws provide that in order to make nominations of individuals for election as trustees or proposals of business to be considered by shareholders at any annual meeting, shareholders generally must provide notice to our secretary not less than 120 days in advance of the release date of our proxy statement to shareholders in connection with the preceding year’s annual meeting. A shareholder’s notice must contain certain information specified by our By-laws about the shareholder and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder and any proposed nominee.

Proxy Access Procedures for Qualifying Shareholders.  Our By-laws permit a shareholder, or a group of up to 20 shareholders, that owns 3% or more of the our common shares continuously for at least three years to nominate and include in our proxy materials candidates for election as trustees, subject to certain terms and conditions. Such shareholder(s) or group(s) of shareholders may nominate trustee candidates constituting up to the greater of two persons or 20% of our board of trustees, provided that the shareholder(s) and the trustee nominee(s) satisfy the eligibility, notice and other requirements specified in the By-laws.

Business Combinations.  Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or
•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

Our board of trustees has exempted Vornado Realty Trust and its affiliates, to a limited extent, from these restrictions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions.  Maryland law provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our By-Laws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain Elective Provisions of Maryland Law.  Maryland law provides that a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and that has at least three independent trustees, may elect by provision of its declaration or bylaws or by resolution adopted by its board of trustees to be subject to all or any of the following provisions, notwithstanding any contrary provisions contained in its existing declaration of trust or bylaws and without shareholder approval:

•	a classified board;
•	a two-thirds vote of outstanding shares to remove a trustee;
•	a requirement that the number of trustees be fixed only by vote of the board of trustees;
•	a requirement that a vacancy on the board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies; and
•	a provision that a special meeting of shareholders must be called upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

We have not elected to be governed by any of these specific provisions. However, our Declaration of Trust and/or By-Laws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a resolution of our Board, subject to a minimum number. In addition, we can elect to be governed by any or all of the foregoing provisions of Maryland law at any time in the future.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares that may be relevant to prospective investors. Paul Hastings LLP has acted as our tax counsel and, subject to the limitations expressed herein, is of the opinion that the statements in this summary, to the extent they constitute summaries of legal matters, are accurate summaries in all material respects. You should be aware that an opinion of counsel is not binding on the Internal Revenue Service, or IRS, or the courts. Prospective investors are urged to consult their own tax advisors regarding the tax considerations relating to an investment in our shares and our qualification and taxation as a REIT in light of their particular circumstances.

The following discussion summarizes the material United States federal income tax considerations to you as a prospective holder of our common shares and assumes that you will hold such shares as capital assets (within the meaning of Section 1221 of the Code). This summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, this discussion is intended to address only those federal income tax considerations that are generally applicable to all of our shareholders. It does not discuss all of the aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of shareholders who are subject to special treatment under the federal income tax laws including, without limitation, regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships or other pass through entities.

The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. In addition, we have not received, and do not plan to request, any rulings from the IRS. Thus no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or that such statements will be sustained by a court if so challenged.

PROSPECTIVE HOLDERS OF OUR COMMON SHARES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized, and have operated, in such a manner so as to qualify for taxation as a REIT under the Code and intend to conduct our operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that we have operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any one taxable year have satisfied or will continue to satisfy such requirements.

In the opinion of Paul Hastings LLP, based on certain assumptions and our factual representations that are described in this section and in officer’s certificates provided by us, commencing with our taxable year ended December 31, 1993, we have been organized and operated in conformity with the requirements for qualification as a REIT and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters including, but not limited to, those set forth herein, and those concerning our business and properties as set forth in this prospectus. An opinion of counsel is not binding on the IRS or the courts.

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

•	First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.
•	Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.
•	Fourth, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.
•	Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the amount by which 95% of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied by (b) a fraction intended to reflect our profitability.
•	Sixth, if we should fail to satisfy the asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met and we do not qualify for a de minimis exception, we may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the non-qualifying assets (or otherwise satisfy the requirements for maintaining REIT qualification).
•	Seventh, if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure.
•	Eighth, if we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts actually distributed.
•

Ninth, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we do not elect to be taxed at the time of the acquisition, we would be subject to tax at the highest corporate rate if we dispose of such asset during the five-year period (or other statutorily prescribed period) beginning on the date that we acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of our acquisition over the adjusted basis of such property at such time) (we refer to this tax as the “Built-in Gains Tax”).
•	Tenth, we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.
•	Finally, if we own a residual interest in a real estate mortgage investment conduit, or “REMIC,” we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our shares that is held in record name by “disqualified organizations.” Similar rules apply if we own an equity interest in a taxable mortgage pool. A “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government or international organization, any agency or instrumentality of any of the foregoing, any rural electrical or telephone cooperative and any tax-exempt organization (other than a farmer’s cooperative described in Section 521 of the Code) that is exempt from income taxation and from the unrelated business taxable income provisions of the Code. However, to the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. See the heading “Requirements for Qualification” below.

Requirements for Qualification.  A REIT is a corporation, trust or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) that has the calendar year as its taxable year, (6) the beneficial ownership of which is held by 100 or more persons, (7) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (5), inclusive, must be met during the entire taxable year and that condition (6) must be met during at least 335 days of a taxable year of twelve (12) months, or during a proportionate part of a taxable year of less than twelve (12) months.

We may redeem, at our option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, our Declaration of Trust includes restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy requirements (6) and (7). Moreover, if we comply with regulatory rules pursuant to which we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (7) above, we will be treated as having met the requirement.

The Code allows a REIT to own wholly-owned corporate subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary,” as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets at the close of each quarter. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses (other than certain activities relating to lodging and health care facilities), own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income tax rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s-length.

In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share for purposes of satisfying the gross income and assets tests (as discussed below). In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT. Thus, our proportionate share (based on equity capital) of the assets, liabilities, and items of gross income of the partnerships in which we own an interest are treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

A significant number of our investments are held through partnerships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT. We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

Special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. An entity or portion thereof may be classified as a taxable mortgage pool under the Code if:

•	substantially all of the assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or the portion thereof) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

An entity or portion thereof that is classified as a taxable mortgage pool is generally treated as a taxable corporation for federal income tax purposes. However, the portion of the REIT’s assets, held directly or through a qualified REIT subsidiary, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax and therefore the taxable mortgage pool classification does not change that treatment. The classification of a REIT, qualified REIT subsidiary or portion thereof as a taxable mortgage pool could, however, result in taxation of a REIT and certain of its shareholders as described below.

IRS guidance indicates that a portion of income from a taxable mortgage pool arrangement, if any, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Under such guidance, such income would be allocated among our shareholders in proportion to dividends paid and, generally, may not be offset by net operating losses of the shareholder, would be taxable to tax exempt shareholders who are subject to the unrelated business income tax rules of the Code and would subject non-U.S. shareholders to a 30% withholding tax (without exemption or reduction of the withholding rate). To the extent that excess inclusion income is allocated from a taxable mortgage pool to any disqualified organizations that hold our shares, we may be taxable on this income at the highest applicable corporate tax rate (currently 21%). Because this tax would be imposed on the REIT, all of the REIT’s shareholders, including shareholders that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of any portion of our assets as a taxable mortgage pool.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would affect our REIT income and asset test calculations and could adversely affect our ability to qualify as a REIT.

In the past, we have held certain investments which give rise to excess inclusion income. Currently, we do not hold and do not intend to make investments or enter into financing and securitization transactions that are expected to give rise to our being considered to own an interest, directly or indirectly, in one or more taxable mortgage pools. However, if we were to make such investments or enter into such transactions, the foregoing consequences could apply. Prospective holders are urged to consult their own tax advisors regarding the tax consequences of the taxable mortgage pool rules to them in light of their particular circumstances.

Income Tests.  In order to maintain qualification as a REIT, we must satisfy annually certain gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property;” gain from the sale of real property other than property held for sale to customers in the ordinary course of business; dividends from, and gain from the sale of shares of, other qualifying REITs; certain interest described further below; and certain income derived from a REMIC) or from certain types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from income that qualifies under the foregoing 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities and certain other specified sources. Any income from a hedging transaction that is clearly and timely identified and hedges indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income, rather than being treated as qualifying or nonqualifying income, for purposes of the 75% or 95% gross income tests. A hedging transaction also includes a transaction entered into to manage foreign currency risks with respect to items of income and gain (or any property which generates such income or gain) that would be qualifying income under the 75% or 95% gross income tests, but only if such transaction is clearly identified before the close of the day it was acquired, originated or entered into. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if we, or an owner of 10% or more of our shares, actually or constructively own 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property (based on the ratio of fair market value of personal and real property) will not qualify as “rents from real property.” Finally, in order for rents received to qualify as “rents from real property,” we generally must not operate or manage the property (subject to a de minimis exception as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property (“Permissible Services”).

Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for “impermissible services” with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by us with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that we will be deemed to have received for performing “impermissible services” will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.

We believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be qualifying income under those tests.

Generally, interest on debt secured by a mortgage on real property or interests in real property qualifies for purposes of satisfying the 75% gross income test described above. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a proportionate amount of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In addition, any interest amount that is based in whole or in part on the income or profits of any person does not qualify for purposes of the foregoing 75% and 95% income tests except (a) amounts that are based on a fixed percentage or percentages of receipts or sales and (b) amounts that are based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by the REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which is generally qualifying income for purposes of both gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect and we file a schedule describing each item of our gross income for such taxable year in accordance with Treasury Regulations, so long as any incorrect information on the schedule was not due to fraud with intent to evade tax). It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. Even if this relief provision applied, a 100% penalty tax would be imposed on the amount by which we failed the 75% gross income test or the amount by which 95% of our gross income exceeds the amount of income qualifying under the 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Subject to certain safe harbor exceptions, any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to qualify as a REIT. We have not sought and do not intend to seek a ruling from the IRS regarding any dispositions. Accordingly, there can be no assurance that the IRS will not successfully assert a contrary position with respect to our dispositions. If all or a significant portion of our dispositions were treated as prohibited transactions, we would incur a significant U.S. federal tax liability, which could have a material adverse effect on our results of operations.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured; (2) for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and (3) for which the REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, unless a longer extension is granted by the Secretary of the Treasury or the grace period terminates earlier due to certain nonqualifying income or activities generated with respect to the property.

Asset Tests.  At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. At least 75% of the value of our total assets, including our allocable share of assets held by partnerships in which we own an interest, must be represented by real estate assets, stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) public debt offering by us, cash, cash items (including certain receivables) and government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage-backed securities (including regular or residual interests in a REMIC to the extent provided in the Code) and mortgage loans. In addition, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under “Requirements for Qualification”). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% asset test”), (2) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer (the “10% voting securities test”) and (3) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”).

The following assets are not treated as “securities” held by us for purposes of the 10% value test (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity; (vi) securities issued by another qualifying REIT; and (vii) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

We may hold mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, not all of the mezzanine loans that we hold meet all of the requirements for reliance on this safe harbor. We have invested, and intend to continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

We may also hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain. We believe that we have invested, and intend to continue to invest, in participation interests that qualify as real estate assets for purposes of the asset tests, and that generate interest that will be treated as qualifying mortgage interest for purposes of the 75% gross income test, but no assurance can be given that the IRS will not challenge our treatment of these participation interests.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets and (4) cash, cash items and government securities. We also believe that the value of our securities in our taxable REIT subsidiaries will not exceed 20% of the value of our total assets. We may also invest in securities of other entities, provided that such investments will not prevent us from satisfying the asset and income tests for REIT qualification set forth above. If any interest we hold in any REIT or other category of permissible investment described above does not qualify as such, we would be subject to the 5% asset test and the 10% voting securities and value tests with respect to such investment.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we inadvertently fail one or more of the asset tests at the end of a calendar quarter because we acquire securities or other property during the quarter, we can cure this failure by disposing of sufficient non qualifying assets within 30 days after the close of the calendar quarter in which it arose. If we were to fail any of the asset tests at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain relief provisions. Under one of these relief provisions, if we were to fail the 5% asset test, the 10% voting securities test, or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirement.  With respect to each taxable year, we must distribute to our shareholders as dividends (other than capital gain dividends) at least 90% of our taxable income. Specifically, we must distribute an amount equal to (1) 90% of the sum of our “REIT taxable income” (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and any after-tax net income from foreclosure property, minus (2) the sum of certain items of “excess noncash income” such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount. REIT taxable income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received.

We will be subject to tax on amounts not distributed at regular United States federal corporate income tax rates. In addition, a nondeductible 4% excise tax is imposed on the excess of (1) 85% of our ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (2) the actual distribution to shareholders during the year (if any). Net operating losses generated by us may be carried forward but not carried back and used by us for 20 years to reduce REIT taxable income and the amount that we will be required to distribute in order to remain qualified as a REIT. As a REIT, our net capital losses may be carried forward for five years (but not carried back) and used to reduce capital gains.

In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT taxable income. However, we may elect to treat a dividend declared and paid after the end of the year (a “subsequent declared dividend”) as paid during such year for purposes of complying with the distribution test and computing REIT taxable income, if the dividend is (1) declared before the regular or extended due date of our tax return for such year and (2) paid not later than the date of the first regular dividend payment made after the declaration, but in no case later than 12 months after the end of the year. For purposes of computing the nondeductible 4% excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by us in October, November or December of a calendar year, and payable to shareholders of record as of a specified date in such quarter of such year will be deemed to have been paid by us (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by us in January of the following calendar year.

For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of our items of income, gain or deduction by the IRS or us, we may be permitted to remedy such failure by paying a “deficiency dividend” in a later year together with interest. Such deficiency dividend may be included in our deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the nondeductible 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

The IRS has published guidance providing that a publicly-traded REIT may satisfy the annual distribution requirement with distributions consisting of its stock and at least a minimum percentage of cash. Pursuant to this IRS guidance, a REIT may treat the entire amount of a distribution consisting of both stock and cash as a qualifying distribution for purposes of the annual distribution requirement provided that the following requirements are met: (1) the distribution is made by the REIT to its shareholders with respect to its stock; (2) stock of the REIT is publicly traded on an established securities market in the United States; (3) the distribution is declared on or after August 11, 2017; (4) pursuant to such declaration, each shareholder may elect to receive its proportionate share of the declared distribution in either cash or stock of the REIT of equivalent value, subject to a limitation on the amount of cash to be distributed in the aggregate to all shareholders (the “Cash Limitation”), provided that — (a) such Cash Limitation is not less than 20% of the aggregate declared distribution, and (b) if too many shareholders elect to receive cash, each shareholder electing to receive cash will receive a pro rata amount of cash corresponding to the shareholder’s respective entitlement under the declaration, but in no event will any shareholder electing to receive cash receive less than 10% of the shareholder’s entire entitlement under the declaration in cash; (5) the calculation of the number of shares to be received by any shareholder will be determined, as close as practicable to the payment date, based upon a formula utilizing market prices that is designed to equate in value the number of shares to be received with the amount of cash that could be received instead; and (6) with respect to any shareholder participating in a dividend reinvestment plan (“DRIP”), the stock received by that shareholder pursuant to the DRIP is treated as received in exchange for cash received in the distribution.

We believe that we have distributed and intend to continue to distribute to our shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make nondeductible expenditures (such as capital improvements or principal payments on debt) may cause us to recognize taxable income in excess of our net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In addition, excess inclusion income, if any, might be non-cash accrued income, or “phantom” taxable income, which could therefore adversely affect our ability to satisfy our distribution requirements. In order to meet the distribution requirement, we might find it necessary to arrange for short-term, or possibly long-term, borrowings.

Failure to Qualify.  Commencing with our taxable year beginning January 1, 2005, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision. If we fail to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, we would be subject to federal income tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible from our taxable income nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of our current and accumulated earnings and profits. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction and shareholders taxed as individuals may be eligible for a reduced tax rate on “qualified dividend income” from regular C corporations.

If our failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, we would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event we were to fail to qualify as a REIT in one year and subsequently requalify in a later year, we may elect to recognize taxable income based on the net appreciation in value of our assets as a condition to requalification. In the alternative, we may be taxed on the net appreciation in value of our assets if we sell properties within ten years of the date we requalify as a REIT under federal income tax laws.

Taxation of Shareholders

As used herein, the term “U.S. shareholder” means a beneficial owner of our common shares who (for United States federal income tax purposes) (1) is a citizen or resident of the United States, (2) is a corporation or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof, (3) is an estate the income of which is subject to United States federal income taxation regardless of its source or (4) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person pursuant to applicable Treasury Regulations. As used herein, the term “non U.S. shareholder” means a beneficial owner of our common shares who is not a U.S. shareholder or a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a shareholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common shares.

Taxation of Taxable U.S. Shareholders

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deduction as to such amounts. For purposes of computing our earnings and profits, depreciation for depreciable real estate will be computed on a straight-line basis over a 40-year period. For purposes of determining whether distributions on the shares constitute dividends for tax purposes, our earnings and profits will be allocated first to distributions with respect to the Series C Preferred Shares and all other series of preferred shares that are equal in rank as to distributions and upon liquidation with the Series C Preferred Shares, and second to distributions with respect to our common shares. There can be no assurance that we will have sufficient earnings and profits to cover distributions on any common shares. Certain “qualified dividend income” received by domestic non-corporate shareholders may be eligible for preferential dividend rates. Dividends paid by a REIT generally do not qualify as “qualified dividend income” because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders. Therefore, our dividends will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not expect to distribute a material amount of qualified dividend income, if any.

Recent tax reform legislation formerly known as the Tax Cuts and Jobs Act created a new 20% deduction for certain amounts earned by non-corporate taxpayers through certain pass-through entities as well as REIT ordinary dividends earned by non-corporate taxpayers. As corporations, regulated investment companies are not eligible for the qualified business income deduction. The deduction for REIT ordinary dividends is not subject to limitations applicable to pass-through income generally. The application of the 20% qualified business income deduction is still uncertain. Prospective investors should consult with their own tax advisors regarding the application of these rules.

Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income under the Code. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed above.

Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, and will result in a corresponding reduction in the shareholder’s basis in the shares. Any reduction in a shareholder’s tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. We will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceeds the adjusted basis of a U.S. shareholder’s shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. shareholder.

Aside from the different income tax rates applicable to ordinary income and capital gain dividends for noncorporate taxpayers, regular and capital gain dividends from us will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as “portfolio” income for purposes of the passive activity loss limitation and shareholders generally will not be able to offset any “passive losses” against such dividends. Capital gain dividends and qualified dividend income may be treated as investment income for purposes of the investment interest limitation contained in Section 163(d) of the Code, which limits the deductibility of interest expense incurred by noncorporate taxpayers with respect to indebtedness attributable to certain investment assets.

In general, dividends paid by us will be taxable to shareholders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

In general, a U.S. shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder’s adjusted basis of such shares. Such gain or loss will generally be short-term capital gain or loss if the shareholder has not held such shares for more than one year and will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such shareholder as long-term capital gain.

We may elect to retain and pay income tax on net long-term capital gains. If we make such an election, you, as a holder of shares, will (1) include in your income as long-term capital gains your proportionate share of such undistributed capital gains, (2) be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount and (3) in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS. As a holder of shares you will increase the basis in your shares by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

Net Investment Income Tax

Certain U.S. shareholders that are individuals, estates or certain trusts are generally subject to a 3.8% tax on “net investment income,” which includes, among other things, interest, dividends on and gains from the sale or other disposition of stock, and rents from certain passive activities. Prospective investors should consult their own tax advisors regarding the applicability of this tax to any income and gain in respect to our shares.

Taxation of Non-U.S. Shareholders

The following discussion is only a summary of the rules governing United States federal income taxation of non-U.S. shareholders such as nonresident alien individuals and foreign corporations. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions.  Distributions that are not attributable to gain from sales or exchanges by us of “United States real property interests” or otherwise effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Our dividends that are attributable to excess inclusion income, if any, will be subject to 30% U.S. withholding tax without reduction under any otherwise applicable tax treaty. See “— Taxation of the Company-Requirements for Qualification” above. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder’s shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax (or lower rate under an applicable tax treaty if any) with respect to the distribution.

For withholding tax purposes, we are generally required to treat all distributions as if made out of our current or accumulated earnings and profits and thus intend to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder. We would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the non-U.S. shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the non-U.S. shareholder’s United States tax liability, if any, with respect to the distribution.

For any year in which we qualify as a REIT, distributions to non-U.S. shareholders (other than certain investors including “qualified foreign pension funds”) who own more than 10% of our shares and that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, a non-U.S. shareholder is taxed as if such gain were effectively connected with a United States business. Non-U.S. shareholders who own more than 10% of our shares would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to alternative minimum tax, if applicable,). Also, distributions made to non-U.S. shareholders who own more than 10% of our shares may be subject to a 30% branch profits tax (or lower rate under an applicable tax treaty if any) in the hands of a corporate non-U.S. shareholder. We are required by applicable regulations to withhold the highest applicable corporate tax rate (currently 21%) of any distribution that could be designated by us as a capital gain dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder’s FIRPTA tax liability.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (i) which is created or organized under the laws of a country other than the United States; (ii) which is established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers in consideration for services rendered; (iii) which does not have a single participant or beneficiary entitled to more than 5% of its assets or income; (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates; and (v) as to which, under the laws of the country in which it is established or operates: (a) contributions to that trust, corporation, organization or arrangement which would otherwise be subject to tax under those laws are deductible or excluded from the gross income of the entity or taxed at a reduced rate, or (b) taxation of any investment income of the trust, corporation, organization or arrangement is deferred or that income is taxed at a reduced rate.

Distributions made to REIT shareholders, that are attributable to gain from sales or exchanges of United States real property interests will retain their character as gain subject to the rules of FIRPTA discussed above when distributed by such REIT shareholders to their respective shareholders.

If a non-U.S. shareholder does not own more than 10% of our shares during the one-year period prior to a distribution attributable to gain from sales or exchanges by us of United States real property interests, such distribution will not be considered to be gain effectively connected with a U.S. business as long as the class of shares continues to be regularly traded on an established securities market in the United States. As such, a non-U.S. shareholder who does not own more than 10% of our shares would not be required to file a U.S. federal income tax return by reason of receiving such a distribution. In this case, the distribution will be treated as a REIT dividend to that non-U.S. shareholder and taxed as a REIT dividend that is not a capital gain distribution as described above. In addition, the branch profits tax will not apply to such distributions. If our common shares cease to be regularly traded on an established securities market in the United States, all non-U.S. shareholders of our common shares would be subject to taxation under FIRPTA with respect to capital gain distributions attributable to gain from the sale or exchange of United States real property interests.

Dispositions. Gain recognized by a non-U.S. shareholder upon a sale or disposition of our common shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of our shares was held directly or indirectly by non-U.S. persons. We believe, but cannot guarantee, that we have been a “domestically controlled REIT.” However, because our shares are publicly traded, no assurance can be given that we will continue to be a “domestically controlled REIT.”

Notwithstanding the general FIRPTA exception for sales of domestically controlled REIT stock discussed above, a disposition of domestically controlled REIT stock will be taxable if the disposition occurs in a wash sale transaction relating to a distribution on such stock. In addition, FIRPTA taxation will apply to substitute dividend payments received in securities lending transactions or sale-repurchase transactions of domestically controlled REIT stock to the extent such payments are made to shareholders in lieu of distributions that would have otherwise been subject to FIRPTA taxation. The foregoing rules regarding wash sales and substitute dividend payments with respect to domestically controlled REIT stock will not apply to stock that is regularly traded on an established securities market within the United States and held by a non-U.S. shareholder that held 10% or less of such stock during the one-year period prior to the related distribution.

In addition, a non-U.S. shareholder that owns, actually or constructively, 10% or less of a class of our shares through a specified testing period, whether or not our shares are domestically controlled, will not be subject to tax on the sale of its shares under FIRPTA if the shares are regularly traded on an established securities market. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to alternative minimum tax, if applicable and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the IRS 15% of the purchase price.

Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and such nonresident alien individual has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Tax — Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While investments in real estate may generate UBTI, the IRS has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our shares with debt, a portion of its income from us, if any, will constitute UBTI pursuant to the “debt-financed property” rules under the Code. In addition, our dividends that are attributable to excess inclusion income, if any, will constitute UBTI for most Exempt Organizations. See “Taxation of the Company-Requirements for Qualification” above. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In addition, a pension trust that owns more than 10% of our shares is required to treat a percentage of the dividends from us as UBTI (the “UBTI Percentage”) in certain circumstances. The UBTI Percentage is our gross income derived from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts individually holding more than 10% of the value of our capital shares collectively owns more than 50% of the value of our capital shares.

Information Reporting and Backup Withholding

U.S. Shareholders

We will report to U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding, currently at a rate of 24%, with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Amounts withheld as backup withholding will be creditable against the shareholder’s income tax liability if proper documentation is supplied. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

Non-U.S. Shareholders

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. shareholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. shareholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. shareholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN-E, W-8BEN or another appropriate version of IRS FormW-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (“FATCA”) impose certain increased certification requirements and information reporting for Non-U.S. Shareholders. In the event of noncompliance with FATCA, a 30% withholding tax could be imposed on payments of interest or other fixed or determinable annual or periodic income and, after December 31, 2018, gross proceeds from the sale or other disposition of the Interests. FATCA should not apply to Non-U.S. Shareholders who are individuals and provide a properly completed Form W-8. However, payments in respect of Interests to Non-U.S. Shareholders who are individuals could be affected by this withholding if such Non-U.S. Shareholders hold shares through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to the Non-U.S. Shareholders would not otherwise have been subject to

FATCA withholding). We will not pay any additional amounts to Non-U.S. Shareholders in respect of any amounts withheld. Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in shares.

SELLING SECURITYHOLDERS

Information about the selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

General.  We and/or the selling securityholders may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to/or through underwriters or dealers;
•	to/or through agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer or an affiliate thereof who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	the terms of any subscription rights;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale, including in “at the market offerings”;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Selling Shareholders.  The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholders may offer those securities on different terms pursuant to another prospectus supplement or in a private transaction. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation.  Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or re allowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents.  If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, re allowed or paid to dealers may be changed from time to time.

We and/or selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or selling securityholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or selling securityholders may enter into agreements with such underwriters or agents pursuant to which we and/or selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or selling securityholders under these arrangements to close out any related open borrowings of securities.

Dealers.  We and/or selling securityholders may sell the offered securities to dealers as principals. We and/or selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or selling securityholders at the time of resale. Dealers engaged by us and/or selling securityholders may allow other dealers to participate in resales.

Direct Sales.  We and/or selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers.  We and/or selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or selling securityholders may enter into such delayed contracts only with institutional purchasers that we and/or selling securityholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings.  Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

•	whether common shares, preferred shares, or warrants for those securities will be offered under the shareholder subscription rights;
•	the number of those securities or warrants that will be offered under the shareholder subscription rights;
•	the period during which and the price at which the shareholder subscription rights will be exercisable;
•	the number of shareholder subscription rights then outstanding;
•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and
•	any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships.  We and/or selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions.  Each series of securities offered by us will be a new issue of securities and may have no established trading market other than our common shares and outstanding preferred shares which are currently listed on the NYSE. Any underwriters to whom we and/or selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of certain of the securities covered by this prospectus, will be passed upon for us by Paul Hastings LLP. Certain legal matters under Maryland law, including the legality of certain of the securities covered by this prospectus, will be passed on for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Lexington Realty Trust incorporated in this Prospectus by reference from the Lexington Realty Trust and Lepercq Corporate Income Fund L.P. Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Lexington Realty Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedule, of Lepercq Corporate Income Fund L.P. incorporated in this Prospectus by reference from the Lexington Realty Trust and Lepercq Corporate Income Fund L.P Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of LXP and subsidiaries for each of the years in the two-year period ended December 31, 2016 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Company has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the inclusion (or incorporation by reference) of its audit report on the Company’s past financial statements included (or incorporated by reference) in this registration statement. LCIF has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the inclusion (or incorporation by reference) of its audit report on LCIF’s past financial statements included (or incorporated by reference) in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

LXP and LCIF file annual, quarterly and current reports, proxy statements (as applicable) and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and its copy charges. We also maintain a website at http://www.lxp.com through which you can obtain copies of documents that we file with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

The SEC allows LXP and LCIF to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this prospectus. Any statement contained herein or in a prospectus supplement hereto or in any document incorporated by reference will be deemed to be amended, modified or superseded for the purpose of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded will not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

LXP and LCIF incorporate by reference in this prospectus the documents listed below and any future filings that LXP and LCIF may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;
•	LXP’s Current Report on Form 8-K, filed with the SEC on January 19, 2018;
•	the description of LXP’s common shares in our Current Report on Form 8-K filed with the Commission on November 21, 2013; and
•	LXP’s Registration Statement on Form 8-A, filed with the SEC on December 8, 2004.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

Lexington Realty Trust
One Penn Plaza
Suite 4015
Attention: Investor Relations
New York, New York 10119-4015
(212) 692-7200

We also maintain a website at http://www.lxp.com through which you can obtain copies of documents that we file with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

$400,000,000

2.700% Senior Notes due 2030

________________________________________

PROSPECTUS SUPPLEMENT

________________________________________

Joint Book-Running Managers
Wells Fargo Securities		J.P. Morgan

BofA Securities	Jefferies	KeyBanc Capital Markets
Regions Securities LLC	TD Securities	US Bancorp

Senior Co-Managers
Mizuho Securities	Stifel	Truist Securities

Co-Managers
FHN Financial Securities Corp.		Ramirez & Co., Inc.

August 14, 2020